UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.               )

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Microchip Technology Incorporated
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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MICROCHIP TECHNOLOGY INCORPORATED

NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
August 18, 2006

TIME:	9:00 a.m. Mountain Standard Time

PLACE:	Microchip Technology Incorporated 2355 West Chandler Boulevard, Chandler, Arizona 85224-6199

ITEMS OF BUSINESS:	(1) To elect Directors to serve until the next annual meeting of stockholders or until their successors are elected and qualified;

(2)           To approve an amendment to our 2004 Equity Incentive Plan that will remove the 30% limitation on the number of shares that can be granted as restricted stock units so that we can continue granting restricted stock units instead of stock options as our primary equity compensation incentive;

(3)           To approve an Executive Management Incentive Compensation Plan to replace our existing plan as it applies to executive officers in order to enhance our ability to obtain tax deductions for “performance-based compensation” under 162(m) of the Internal Revenue Code of 1986, as amended;

(4) To ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm of Microchip for the fiscal year ending March 31, 2007; and

(5) To transact such other business as may properly come before the annual meeting or any adjournment(s) thereof.

RECORD DATE:	Holders of Microchip common stock of record at the close of business on June 22, 2006 are entitled to vote at the annual meeting.

ANNUAL REPORT:	Microchip’s 2006 Annual Report, which is not a part of the proxy soliciting material, is enclosed.

PROXY:

It is important that your shares be represented and voted at the annual meeting. You can vote your shares by completing and returning the proxy card sent to you. Stockholders who hold their shares in “street name” may also have a choice of voting their shares over the Internet or by telephone. If Internet or telephone voting is available to you, voting instructions are printed on the proxy card sent to you. You can revoke your proxy at any time prior to its exercise at the annual meeting by following the instructions in the accompanying proxy statement.

Chandler, Arizona
June 30, 2006

MICROCHIP TECHNOLOGY INCORPORATED
2355 West Chandler Boulevard
Chandler, Arizona 85224-6199

PROXY STATEMENT

You are cordially invited to attend our annual meeting on Friday, August 18, 2006, beginning at 9:00 a.m., Mountain Standard Time. The annual meeting will be held at our Chandler facility located at 2355 West Chandler Boulevard, Chandler, Arizona 85224-6199.

We are providing these proxy materials in connection with the solicitation by the Board of Directors of Microchip Technology Incorporated of proxies to be voted at Microchip’s 2006 annual meeting of stockholders and at any adjournment(s) thereof.

Our fiscal year begins on April 1 and ends on March 31. References in this proxy statement to fiscal 2006 refer to the 12-month period from April 1, 2005 through March 31, 2006, and references to fiscal 2005 refer to the 12-month period from April 1, 2004 through March 31, 2005.

On June 22, 2006, the closing price of a share of our common stock as reported by The NASDAQ National Market® was $32.17.

We anticipate first mailing this proxy statement and accompanying form of proxy on June 30, 2006 to holders of Microchip’s common stock on June 22, 2006, the Record Date for the annual meeting.

PROXIES AND VOTING PROCEDURES

YOUR VOTE IS IMPORTANT.   Because many stockholders cannot attend the annual meeting in person, it is necessary that a large number of stockholders be represented by proxy. Stockholders who hold their shares in “street name” may have a choice of voting over the Internet, by using a toll-free telephone number or by completing a proxy card and mailing it in the postage-paid envelope provided. Please refer to your proxy card or the information forwarded by your bank, broker or other holder of record to see which options are available to you. Under Delaware law, stockholders may submit proxies electronically. Please be aware that if you vote over the Internet, you may incur costs such as telephone and Internet access charges for which you will be responsible.

You can revoke your proxy at any time before it is exercised by timely delivery of a properly executed, later-dated proxy (including an Internet or telephone vote if these options are available to you) or by voting by ballot at the annual meeting.

The method by which you vote will in no way limit your right to vote at the annual meeting if you later decide to attend in person. If your shares are held in the name of a bank, broker or other holder of record, you must obtain a proxy, executed in your favor, from the holder of record, to be able to vote at the annual meeting.

All shares entitled to vote and represented by properly completed proxies received prior to the annual meeting and not revoked will be voted at the annual meeting in accordance with the instructions on such proxies. IF YOU DO NOT INDICATE HOW YOUR SHARES SHOULD BE VOTED ON A MATTER, THE SHARES REPRESENTED BY YOUR PROPERLY COMPLETED PROXY WILL BE VOTED AS OUR BOARD OF DIRECTORS RECOMMENDS.

If any other matters are properly presented at the annual meeting for consideration, including, among other things, consideration of a motion to adjourn the annual meeting to another time or place, the persons named as proxies and acting thereunder will have discretion to vote on those matters according to their best judgment to the same extent as the person delivering the proxy would be entitled to vote. At the date this proxy statement went to press, we did not anticipate that any other matters would be raised at the annual meeting.

Stockholders Entitled to Vote

Stockholders of record at the close of business on the Record Date, June 22, 2006, are entitled to notice of and to vote at the annual meeting. Each share is entitled to one vote on each matter properly brought before the annual meeting. On the Record Date, there were 214,646,065 shares of our common stock issued and outstanding.

In accordance with Delaware law, a list of stockholders entitled to vote at the annual meeting will be available at the annual meeting on August 18, 2006, and for 10 days prior to the annual meeting at 2355 West Chandler Boulevard, Chandler, Arizona, between the hours of 9:00 a.m. and 4:30 p.m., Mountain Standard Time.

Required Vote

Quorum, Abstentions and Broker Non-Votes

The presence, in person or by proxy, of the holders of a majority of the shares entitled to vote at the annual meeting is necessary to constitute a quorum at the annual meeting. Abstentions and broker “non-votes” are counted as present and entitled to vote for purposes of determining a quorum. A broker “non-vote” occurs when a nominee holding shares for a beneficial owner (i.e., in “street name”) does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to that item and has not received instructions from the beneficial owner. Under the rules of the New York Stock Exchange (NYSE), which apply to NYSE member brokers trading in non-NYSE stock, brokers have discretionary authority to vote shares on certain routine matters if customer instructions are not provided. Proposals One, Three, and Four to be considered at the annual meeting may be treated as routine matters. Consequently, if you do not return a proxy card, your broker may have discretion to vote your shares on such matters.

Pursuant to NYSE regulations, brokers and other nominees that are NYSE member organizations are prohibited from voting in favor of proposals relating to equity compensation plans unless they receive specific instructions from the beneficial owner of the shares to vote on such matter. NASD member brokers are also prohibited from voting on such proposals without specific instructions from the beneficial owners of the shares entitled to vote on that matter. Thus, if you hold shares through a broker or other nominee that is an NASD or NYSE member organization, such shares will only be voted in favor of Proposal Two if you have provided specific voting instructions to your broker or other nominee to vote your shares in favor of such proposal.

Election of Directors (Proposal One)

A plurality of the votes duly cast is required for the election of Directors (i.e., the five nominees receiving the greatest number of votes will be elected). Abstentions and broker “non-votes” will not affect the election of Directors.

Amendment to 2004 Equity Incentive Plan and Approval of Executive Management Incentive Compensation Plan (Proposals Two and Three)

The affirmative vote of the holders of a majority of the shares of common stock present in person or represented by proxy and entitled to vote at the annual meeting is required to adopt the amendment to our 2004 Equity Incentive Plan described in Proposal Two and to approve our Executive Management Incentive Compensation Plan described in Proposal Three.

Abstentions will have the same effect as voting against these proposals. Broker “non-votes” are not counted for purposes of approving the amendment to our 2004 Equity Incentive Plan or approving our Executive Management Incentive Compensation Plan, and thus will not affect the outcome of the voting on such proposals.

Ratification of Accounting Firm (Proposal Four)

The affirmative vote of the holders of a majority of the shares of common stock present in person or represented by proxy and entitled to vote at the annual meeting is required for ratification of the appointment of Ernst & Young LLP as the independent registered public accounting firm of Microchip for the fiscal year ending March 31, 2007. Abstentions and broker “non-votes” will not affect the voting on such matter.

Electronic Access to Proxy Statement and Annual Report

This proxy statement and our 2006 Annual Report are available at the Corporate/Investors Information section under Annual Reports on www.microchip.com. Our stockholders can elect to view future proxy statements and annual reports over the Internet instead of receiving paper copies in the mail.

If you are a stockholder of record, you can choose this option and save us the cost of producing and mailing these documents by marking the appropriate box on your proxy card or by calling our Investor Relations Department at 480-792-7761. If you choose to view future proxy statements and annual reports over the Internet, you will receive a proxy card in the mail next year with instructions containing the Internet address of those materials. Your choice will remain in effect until you contact our Investor Relations Department and instruct us otherwise. You do not have to elect Internet access each year.

If you hold your Microchip stock through a bank, broker or other holder of record, please refer to the information provided by that entity for instructions on how to elect to view future proxy statements and annual reports over the Internet. Most stockholders who hold their Microchip stock through a bank, broker or other holder of record and who elect electronic access will receive an e-mail message next year containing the Internet address to use to access Microchip’s proxy statement and annual report.

Cost of Proxy Solicitation

Microchip will pay the cost of soliciting proxies. Proxies may be solicited on behalf of Microchip by its Directors, officers or employees in person or by telephone, facsimile or other electronic means. We may also reimburse brokerage firms and other custodians, nominees and fiduciaries for their expenses incurred in sending proxies and proxy materials to beneficial owners of Microchip common stock.

THE BOARD OF DIRECTORS

Meetings of the Board of Directors

Our Board of Directors met four times in fiscal 2006. During fiscal 2006, each Director attended 100% of the meetings of the Board of Directors and of the committees on which such Director served. During fiscal 2003, the Board of Directors implemented the practice of meeting in executive session on a periodic basis without management or management Directors (i.e., Mr. Sanghi) present, and continued this practice through fiscal 2006. The Board of Directors has determined that each of Messrs. Chapman, Day, Hugo-Martinez and Meyercord is an independent Director as defined by applicable SEC rules and NASDAQ listing standards.

Communications from Stockholders

Stockholders may communicate with the Board of Directors or individual members of the Board of Directors, provided that all such communication is submitted in writing to the attention of the Secretary at Microchip Technology Incorporated, 2355 West Chandler Boulevard, Chandler, Arizona 85224-6199, who will then forward such communication to the appropriate Director or Directors.

Committees of the Board of Directors

The following table lists our three Board committees, the Directors who currently serve on them and the number of committee meetings held in fiscal 2006:

Membership on Board Committees

Name	Audit	Compensation	Nominating and Governance
Mr. Chapman	C		•
Mr. Day		•	C
Mr. Hugo-Martinez	•	C	•
Mr. Meyercord	•		•
Meetings held in Fiscal 2006	11	3	3

C = Chair
• = Member

Audit Committee

The responsibilities of our Audit Committee are described in the committee charter. A copy of the Audit Committee Charter, as amended and restated through May 11, 2004, is available at the Corporate/Investors Information section under Mission Statement/Corporate Governance on www.microchip.com.

Our Board of Directors has determined that all members of the Audit Committee are independent Directors as defined by applicable SEC rules and NASDAQ listing standards. The Board of Directors has also determined that each of Messrs. Chapman, Hugo-Martinez and Meyercord meet the requirements for being an “audit committee financial expert” as defined by applicable SEC rules.

In fiscal 2004, the Audit Committee adopted a policy with respect to (i) the receipt, retention and treatment of complaints received by us regarding questionable accounting, internal accounting controls or auditing matters; (ii) the confidential, anonymous submission by our employees of concerns regarding questionable accounting, internal accounting controls or auditing matters; and (iii) the prohibition of harassment, discrimination or retaliation arising from submitting concerns regarding questionable accounting, internal accounting controls or auditing matters or participating in an investigation regarding questionable accounting, internal accounting controls or auditing matters. This policy, called “Legal Compliance,” was created in accordance with applicable SEC rules and NASDAQ listing requirements. A copy of this policy is available at the Corporate/Investors Information section under Mission Statement/Corporate Governance on www.microchip.com.

Compensation Committee

The Compensation Committee has oversight responsibility for the compensation and benefit programs for our executive officers and other employees, including administration of our equity incentive and employee stock purchase plans. The Board of Directors has determined that all members of the Compensation Committee are independent Directors as defined by applicable SEC rules and NASDAQ listing standards. For more information on our Compensation Committee, please turn to the “Compensation Committee Report on Executive Compensation” at page 22.

Nominating and Governance Committee

The responsibilities of our Nominating and Governance Committee are described in the committee charter which is available at the Corporate/Investors Information section under Mission Statement/Corporate Governance on www.microchip.com. The Board of Directors has determined that all members of the Nominating and Governance Committee are independent Directors as defined by applicable SEC rules and NASDAQ listing standards.

When considering a candidate for a Director position, the Nominating and Governance Committee looks for demonstrated character, judgment, relevant business, functional and industry experience, and a high degree of skill. The Nominating and Governance Committee evaluates Director nominees recommended by a stockholder in the same manner as it would any other nominee. The Nominating and Governance Committee will consider nominees recommended by stockholders provided such recommendations are made in accordance with procedures described in this proxy statement under “Requirements, Including Deadlines, for Receipt of Stockholder Proposals for the 2007 Annual Meeting of Stockholders; Discretionary Authority to Vote on Stockholder Proposals” at page 30. We do not pay any third party to identify or assist in identifying or evaluating potential nominees for Director.

Attendance at the Annual Meeting of Stockholders

All Directors are encouraged, but not required, to attend our annual meeting of stockholders. All Directors were in attendance at the 2005 annual meeting of stockholders.

REPORT OF THE AUDIT COMMITTEE

The Board of Directors has adopted a written charter setting out the purposes and responsibilities of the Audit Committee. The Board of Directors and the Audit Committee review and assess the adequacy of the charter on an annual basis. A copy of the Audit Committee Charter, as amended and restated through May 11, 2004, is available at the Corporate/Investors Information section under Mission Statement/Corporate Governance on www.microchip.com.

Each of the Directors who serves on the Audit Committee meets the independence and experience requirements of the SEC rules and NASDAQ listing standards. What this means is that the Microchip Board of Directors has determined that no member of the Audit Committee has a relationship to Microchip that may interfere with such member’s independence from Microchip and its management, and that all members have the required knowledge and experience to perform their duties as committee members.

We have received from Ernst & Young LLP the written disclosure and the letter required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees) and have discussed with Ernst & Young LLP their independence from Microchip. We also discussed with Ernst & Young LLP all matters required to be discussed by Statement on Auditing Standards No. 61 (Communications with Audit Committees). We have considered whether and determined that the provision of the non-audit services rendered to us by Ernst & Young LLP during fiscal 2006 was compatible with maintaining the independence of Ernst & Young LLP.

We have reviewed with management our audited annual financial statements included in our Annual Report on Form 10-K for the fiscal year ended March 31, 2006 and filed with the SEC, as well as the unaudited financial statements filed with our quarterly reports on Form 10-Q. We also met with both management and Ernst & Young LLP to discuss those financial statements.

Based on these reviews and discussions, we recommended to the Board of Directors that our audited financial statements be included in our Annual Report on Form 10-K for the fiscal year ended March 31, 2006 for filing with the SEC.

By the Audit Committee of the Board of Directors(1):

Matthew W. Chapman (Chairman)	Albert J. Hugo-Martinez	Wade F. Meyercord

(1)             The Report of the Audit Committee is not “soliciting” material and is not deemed “filed” with the Securities and Exchange Commission, and is not incorporated by reference into any filings of Microchip under the Securities Act of 1933 or the Securities Exchange Act of 1934, whether made before or after the date of this proxy statement and irrespective of any general incorporation language contained in such filings.

Director Compensation

Director Fees

In fiscal 2006, non-employee Directors received a $20,000 annual retainer (which increased to $24,000 on April 1, 2006) paid in quarterly installments, and $2,500 (which increased to $2,650 on April 1, 2006) for each meeting attended in person. Directors do not receive any compensation for telephonic meetings of the Board of Directors or for meetings of committees of the Board. Effective April 1, 2005, the Chairman of the Audit Committee also receives an annual retainer of $3,000 paid in quarterly installments.

Equity Compensation

Under the terms of our 2004 Equity Incentive Plan, each non-employee Director is automatically granted:

•     an option to purchase 12,000 shares of common stock upon his or her first election to the Board of Directors, and

•                    an option to purchase 6,000 shares of common stock immediately following the annual election of Directors, granted as of the first business day of the month in which the annual stockholders’ meeting is held.

On August 1, 2005, each of Messrs. Chapman, Day, Hugo-Martinez and Meyercord was granted an option to acquire 6,000 shares of common stock at an exercise price of $31.01 per share. Each such option vests in a series of 12 equal and successive monthly installments starting one month after the grant date.

Compensation Committee Interlocks and Insider Participation

In fiscal 2006, Mr. Day and Mr. Hugo-Martinez, two of our independent Directors, served on the Compensation Committee. Neither Mr. Day nor Mr. Hugo-Martinez had any related party transaction with Microchip during fiscal 2006 other than service as a Director. In addition, neither of such directors has a relationship which would constitute a compensation committee interlock under applicable SEC rules.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) and related rules under the Securities Exchange Act of 1934 require our Directors, executive officers and stockholders holding more than 10% of our common stock to file reports of holdings and transactions in Microchip stock with the SEC and to furnish us with copies of all Section 16(a) forms they file. Based solely on our review of the copies of such forms received by us during fiscal 2006, and written representations from our Directors and executive officers that no other reports were required, we believe that all Section 16(a) filing requirements applicable to our Directors, executive officers and stockholders holding more than 10% of our common stock were met for fiscal 2006. In addition, based on our review of such information, we determined that during fiscal 2004, although Mr. Day filed a timely Form 5, one transaction was inadvertently omitted from such Form 5, and an amended Form 5 was filed during fiscal 2006 to properly reflect such transaction.

PROPOSAL ONE

ELECTION OF DIRECTORS

A board of five Directors will be elected at the annual meeting. The persons named in the proxy card will vote such proxy for the election of each of the nominees named below, unless the named person indicates that your vote should be withheld. Each of the nominees is currently serving as a Director and has agreed to continue serving if re-elected. If any of the nominees becomes unable or declines to serve as a Director at the time of the annual meeting, the persons named in the proxy card will vote such proxy for any nominee designated by the current Board of Directors to fill the vacancy. We do not expect that any of the nominees will be unable or will decline to serve as a Director.

The term of office of each person who is elected as a Director at the annual meeting will continue until the 2007 annual meeting of stockholders or until a successor has been elected and qualified.

The Board of Directors recommends that stockholders vote FOR the nominees listed below.

Information on Nominees for Director
(as of June 30, 2006)

Name	Age	Position(s) Held
Steve Sanghi	50	Chairman, President and CEO
Albert J. Hugo-Martinez	60	Director
L.B. Day	61	Director
Matthew W. Chapman	55	Director
Wade F. Meyercord	65	Director

Steve Sanghi is currently, and has been since August 1990, a Director and President of Microchip Technology Incorporated. Since October 1991, he has served as CEO of Microchip, and since October 1993, as Chairman of the Board of Directors. On May 1, 2004, he became a member of the Board of Directors of Xyratex Ltd., a storage and network technology company.

Albert J. Hugo-Martinez has served as a Director of Microchip since October 1990. Since February 2000, he has served as CEO of Hugo-Martinez Associates, a consulting and advisory firm. Mr. Hugo-Martinez was also a member of the Board of Directors of Ramtron International Corporation, a non-volatile semiconductor memory company, from March 1999 to February 2003, and was named Chairman of the Board in February 2003 and served until October 2004. From May 2005 until October 2005, Mr. Hugo-Martinez served as a member of the Board of Directors of Amkor Technology, Inc., a provider of semiconductor assembly and test services.

L.B. Day has served as a Director of Microchip since December 1994. Mr. Day serves as President of L.B. Day & Company, Inc., a consulting firm whose parent company he co-founded in 1977, which provides strategic planning, strategic marketing and organization design services to the elite of the high-technology world.

Matthew W. Chapman has served as a Director of Microchip since May 1997. From January 2002 to February 2006, he served as President and CEO of Centrisoft Corporation, a software provider for application performance management, and in 2006 he was named as Chairman of Centrisoft. From August 2000 to January 2002, Mr. Chapman served as an advisor to early-stage technology companies in connection with developing business plans and securing funding. From 1988 until August 2000, he served as CEO, and from 1991 until August 2000 as Chairman of Concentrex Incorporated, a supplier of integrated software solutions and services to financial institutions throughout the United States.

Wade F. Meyercord has served as a Director of Microchip since June 1999. Since October 2002, he has served as full-time President of Meyercord & Associates, Inc., a management consulting firm specializing in high technology company compensation matters (CEO, executive officer and board) and in stock plan consulting, a position he previously held part time beginning in 1987. From June 1999 to October 2002, Mr. Meyercord served as Senior Vice President and CFO of Rioport.com, an Internet applications service provider for the music industry. Mr. Meyercord served as a member of the Board of Directors of Magma Design Automation, Inc. from January 2004 to June 2005. Mr. Meyercord has been a member of the Board of Directors of California Micro Devices Corporation since January 1993 and of Endwave Corporation since March 2004.

PROPOSAL TWO

APPROVAL OF AMENDMENT TO 2004 EQUITY INCENTIVE PLAN

Our 2004 Equity Incentive Plan was approved by our stockholders in August 2004 and provides for the grant of stock options, stock appreciation rights, restricted stock (which may be granted in the form of restricted stock shares or restricted stock units (“RSUs”)), performance shares, performance units, and deferred stock units to our employees and consultants as well as for automatic grants of awards to the non-employee members of our Board of Directors. As of March 31, 2006, there were approximately 4,300 employees (including executive officers) who were eligible to participate in the 2004 Equity Incentive Plan.

Our Board of Directors is asking our stockholders to approve an amendment to our 2004 Equity Incentive Plan to remove the 30% limitation on the number of shares that can be granted as RSUs so that we can continue granting RSUs instead of stock options as our primary equity compensation incentive. As described below, due to recent changes in accounting regulations, our Board of Directors and Compensation Committee have decided that RSUs, as opposed to stock options, are the preferred method of providing equity incentives to our employees. We began granting RSUs to certain of our employees in fiscal 2006. Prior to this time, we had utilized stock options as our primary equity compensation incentive. Since we expect to primarily grant RSUs in the future and a relatively small number of stock options, our Board of Directors is asking our stockholders to amend the 2004 Equity Incentive Plan to remove the 30% limitation on the number of RSUs that can be granted.

During December 2004, the Financial Accounting Standards Board issued new accounting regulations that require companies to record a charge to earnings for employee stock option grants. These new rules became effective for Microchip on April 1, 2006. These regulations are changing the way that companies compensate their employees and consultants with equity awards. Specifically, under the prior rules we, along with many other technology companies, primarily granted stock options to employees. Under the new rules, companies are increasingly granting “full-value” awards, such as RSUs, in lieu of stock options. Because, in any given year, fewer shares are typically granted subject to full-value awards than would be granted subject to stock options, this can result in lower annual ownership dilution to stockholders. Depending on a number of factors, it can also result in a reduced financial accounting charge.

Under our 2004 Equity Incentive Plan, the number of shares that can be subject to full-value awards such as RSUs is limited to 4,718,047 shares (as of March 31, 2006). This number represents 30% of the shares initially approved by our stockholders under the plan in 2004, plus 30% of the shares subsequently added to the 2004 Equity Incentive Plan by virtue of options expiring or being cancelled under our 1993 Stock Option Plan and 1997 Nonstatutory Stock Option Plan (which plans are now terminated). Additionally, our 2004 Equity Incentive Plan permits full-value award grants of up to 30% of any future stock options under our terminated 1993 Stock Option Plan or 1997 Nonstatutory Stock Option Plan where such options are subsequently cancelled or expire unexercised, up to a maximum of an additional 4,281,210 shares.

Our Board of Directors believes that in order for us to remain competitive amidst the changing equity compensation landscape, it is necessary to amend the 2004 Equity Incentive Plan to remove the 30% limitation with respect to RSUs. This will provide our Board of Directors and our Compensation Committee with greater flexibility in structuring equity compensation arrangements and help us achieve our goal of attracting, retaining and motivating our personnel. We believe that, as revised, the 2004 Equity Incentive Plan will be an essential element of our competitive compensation package.

Please see the summary of our 2004 Equity Incentive Plan below.

Vote Required and Recommendation

The affirmative vote of the holders of a majority of the shares of common stock present in person or represented by proxy and entitled to vote at the annual meeting is required to approve the amendment to the 2004 Equity Incentive Plan.

Our executive officers have an interest in this proposal as they may receive awards of RSUs under the 2004 Equity Incentive Plan.

The Board of Directors recommends a vote FOR Proposal Two to amend our 2004 Equity Incentive Plan to remove the 30% share issuance limitation with respect to restricted stock units. Proxies solicited by the Board of Directors will be so voted unless stockholders specify otherwise in their proxies.

Summary of the Amended 2004 Equity Incentive Plan

The essential features of the 2004 Equity Incentive Plan, as amended, are summarized below. This summary does not purport to be complete and is subject to, and qualified in its entirety by, the provisions of the amended and restated 2004 Equity Incentive Plan, which is attached as Appendix A. Capitalized terms used herein and not defined shall have the meanings set forth in the 2004 Equity Incentive Plan.

General.   The purposes of the 2004 Equity Incentive Plan are to attract and retain the best available personnel, provide additional incentive to our employees, consultants and non-employee directors and promote the success of our business.

Administration.   The 2004 Equity Incentive Plan may be administered by our Board of Directors or a committee, which our Board of Directors may appoint from among its members (the “Administrator”). Subject to the provisions of the 2004 Equity Incentive Plan, the Administrator has the authority to: (i) interpret the plan and apply its provisions; (ii) prescribe, amend or rescind rules and regulations relating to the 2004 Equity Incentive Plan; (iii) select the persons to whom awards are to be granted (apart from the non-employee director automatic grant provisions); (iv) subject to individual fiscal year limits applicable to each type of award, determine the number of shares or equivalent units to be made subject to each award; (v) determine whether and to what extent awards are to be granted; (vi) determine the terms and conditions applicable to awards generally and of each individual award (including the provisions of the award agreement to be entered into between Microchip and the participant); (vii) amend any outstanding award subject to applicable legal restrictions (except repricing an option or SAR); (viii) authorize any person to execute, on our behalf, any instrument required to effect the grant of an award; (ix) approve forms of agreement for use under the Plan; (x) allow participants to satisfy withholding tax obligations by electing to have Microchip withhold from the shares or cash to be issued upon exercise, vesting of an award (or distribution of a deferred stock unit) that number of shares or cash having a fair market value equal to the minimum amount required to be withheld; and (xi) subject to certain limitations, take any other actions deemed necessary or advisable for the administration of the 2004 Equity Incentive Plan. All decisions, interpretations and other actions of the Administrator shall be final and binding on all holders of options or rights and on all persons deriving their rights therefrom.

Discount Award Limitations.   No more than 30% of the shares initially available for issuance under the 2004 Equity Incentive Plan and 30% of the shares subsequently added to the 2004 Equity Incentive Plan by virtue of options expiring or being cancelled under the 1993 Stock Option Plan and 1997 Nonstatutory Stock Option Plan may be granted pursuant to awards with a purchase price that is less than 100% of fair market value on the date of grant; provided, however, that if Proposal Two is approved by our stockholders at the annual meeting, then such 30% limitations shall not apply to restricted stock units. No stock options or stock appreciation rights may be granted with an exercise price that is less than 100% of fair market value on the date of grant.

No Repricing.   The 2004 Equity Incentive Plan prohibits option or stock appreciation right repricing, including by way of an exchange for another award.

Eligibility.   The 2004 Equity Incentive Plan provides that awards may be granted to our employees, consultants and non-employee directors.

Code Section 162(m) Performance Goals.   We have designed the 2004 Equity Incentive Plan so that it permits us to also issue other awards that qualify as performance-based under Section 162(m) of the Code. Thus, the Administrator may make performance goals applicable to a participant with respect to an award. At the Administrator’s discretion, one or more of the following performance goals may apply: annual revenue, cash position, earnings per share, gross margin, net income, operating cash flow, operating income, return on assets, return on equity, return on sales, and total stockholder return, all as determined in accordance with accounting principles generally accepted in the United States. Except for cash position, return on equity and total stockholder return, a performance goal may apply either to us or to one of our business units. The Administrator may use other performance goals for awards that are not intended to qualify as performance-based under Section 162(m) of the Code.

Terms and Conditions of Options.   Each option granted under the 2004 Equity Incentive Plan is evidenced by a written stock option agreement between the optionee and Microchip and is subject to the following terms and conditions:

(a)   Exercise Price.   The Administrator determines the exercise price of options at the time the options are granted. However, the exercise price of a stock option may not be less than 100% of the fair market value of the common stock on the date the option is granted. As our common stock is listed on the Nasdaq National Market, the fair market value is the closing sale price for the common stock (or the closing bid if no sales were reported) on the date the option is granted.

(b)   Form of Consideration.   The means of payment for shares issued upon exercise of an option is specified in each option agreement and generally may be made by cash, check, other shares of our common stock owned by the optionee, delivery of an exercise notice together with irrevocable instructions to a broker to deliver to us the exercise price from sale proceeds, or by a combination thereof.

(c)   Exercise of the Option.   Each stock option agreement will specify the term of the option and the date when the option is to become exercisable. However, in no event shall an option granted under the 2004 Equity Incentive Plan be exercised more than ten (10) years after the date of grant.

(d)   Termination of Employment.   If an optionee’s employment terminates for any reason (other than death or permanent disability), all options held by such optionee under the 2004 Equity Incentive Plan expire upon the earlier of (i) such period of time as is set forth in his or her option agreement or (ii) the expiration date of the option. The optionee may exercise all or part of his or her option at any time before such expiration to the extent that such option was exercisable at the time of termination of employment.

(e)   Permanent Disability.   If an employee is unable to continue employment with us as a result of permanent and total disability (as defined in the Code), all options held by such optionee under the 2004

Equity Incentive Plan shall expire upon the earlier of (i) six (6) months after the date of termination of the optionee’s employment or (ii) the expiration date of the option. The optionee may exercise all or part of his or her option at any time before such expiration to the extent that such option was exercisable at the time of termination of employment.

(f)   Death.   If an optionee dies while employed by us, 100% of his or her awards shall immediately vest, and his or her option shall expire upon the earlier of (i) 12 months after the optionee’s death or (ii) the expiration date of the option. The executors or other legal representatives or the optionee may exercise all or part of the optionee’s option at any time before such expiration with respect to all shares subject to such option.

(g)   Other Provisions.   The stock option agreement may contain terms, provisions and conditions that are consistent with the 2004 Equity Incentive Plan as determined by the Administrator.

162(m) Share Limit.   No participant may be granted stock options and stock appreciation rights to purchase more than 1,500,000 shares of common stock in any fiscal year, except that up to 4,000,000 shares may be granted in the participant’s first fiscal year of service.

Exercise Price and Other Terms of Stock Appreciation Rights.   The Administrator, subject to the provisions of the 2004 Equity Incentive Plan (including the 162(m) share limit referred to above), shall have complete discretion to determine the terms and conditions of SARs granted under the 2004 Equity Incentive Plan.

Payment of Stock Appreciation Right Amount.   Upon exercise of an SAR, the holder of the SAR shall be entitled to receive payment in an amount equal to the product of (i) the difference between the fair market value of a share on the date of exercise and the exercise price and (ii) the number of shares for which the SAR is exercised.

Payment upon Exercise of Stock Appreciation Right.   At the discretion of the Administrator, payment to the holder of an SAR may be in cash, shares of our common stock or a combination thereof. To the extent that an SAR is settled in cash, the shares available for issuance under the 2004 Equity Incentive Plan shall not be diminished as a result of the settlement.

Stock Appreciation Right Agreement.   Each SAR grant shall be evidenced by an agreement that shall specify the exercise price, the term of the SAR, the conditions of exercise, and such other terms and conditions as the committee, in its sole discretion, shall determine.

Expiration of Stock Appreciation Rights.   SARs granted under the 2004 Equity Incentive Plan expire as determined by the Administrator, but in no event later than ten (10) years from date of grant. No SAR may be exercised by any person after its expiration.

Grant of Restricted Stock.   Subject to the terms and conditions of the 2004 Equity Incentive Plan, restricted stock may be granted to our employees and consultants at any time and from time to time at the discretion of the Administrator. The Administrator shall have complete discretion to determine (i) the number of shares subject to a restricted stock award granted to any participant and (ii) the conditions for grant or for vesting that must be satisfied, which typically will be based principally or solely on continued provision of services but may include a performance-based component. However, no participant shall be granted a restricted stock award covering more than 300,000 shares in any of our fiscal years, except that up to 750,000 shares may be granted on the participant’s first fiscal year of service. Until the shares are issued, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the underlying shares. Restricted stock may also be granted in the form of restricted stock units, which are generally not issued until the vesting date.

Restricted Stock Award Agreement.   Each restricted stock grant shall be evidenced by an agreement that shall specify the purchase price (if any) and such other terms and conditions as the Administrator shall determine; provided, however, that if the restricted stock grant has a purchase price, the purchase price must be paid no more than ten (10) years following the date of grant.

Grant of Performance Shares.   Subject to the terms and conditions of the 2004 Equity Incentive Plan, performance shares may be granted to our employees and consultants at any time and from time to time as shall be determined at the discretion of the Administrator. The Administrator shall have complete discretion to determine (i) the number of shares of our common stock subject to a performance share award granted to any service provider and (ii) the conditions that must be satisfied for grant or for vesting, which typically will be based principally or solely on achievement of performance milestones but may include a service-based component. However, no participant shall be granted a restricted stock award covering more than 300,000 shares in any of our fiscal years, except that up to 750,000 shares may be granted on the participant’s first fiscal year of service.

Performance Share Award Agreement.   Each performance share grant shall be evidenced by an agreement that shall specify such other terms and conditions as the Administrator, in its sole discretion, shall determine.

Grant of Performance Units.   Performance units are similar to performance shares, except that they shall be settled in cash equivalent to the fair market value of the underlying shares of our common stock, determined as of the vesting date. The shares available for issuance under the 2004 Equity Incentive Plan shall not be diminished as a result of the settlement of a performance unit.

Performance Unit Award Agreement.   Each performance unit grant shall be evidenced by an agreement that shall specify such terms and conditions as shall be determined at the discretion of the Administrator. However, no participant shall be granted a performance unit award covering more than $1,500,000 in any of Microchip’s fiscal years, except that a newly hired participant may receive a performance unit award covering up to $4,000,000.

Deferred Stock Units.   Deferred stock units shall consist of a restricted stock, performance share or performance unit award that the Administrator, in its sole discretion, permits to be paid out in installments or on a deferred basis, in accordance with rules and procedures established by the Administrator. Deferred stock units are subject to the individual annual limits that apply to each type of award.

Awards to Non-Employee Directors.   The 2004 Equity Incentive Plan provides for initial and annual awards to non-employee directors within prescribed parameters. Specifically, each non-employee director is entitled to receive the following automatic option grants of Common Stock: (i) an initial option grant of 12,000 shares on the date first appointed or elected to the Board of Directors (except for non-employee directors who previously served as directors); and (ii) an annual option grant of 6,000 shares on the first business day of the month in which our annual stockholders meeting is scheduled. Only non-employee directors who have served as such for at least 3 months as of the grant date are eligible to receive the annual grant.

Non-Transferability of Awards.   Unless determined otherwise by the Administrator, an award granted under the 2004 Equity Incentive Plan may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the recipient, only by the recipient. If the Administrator makes an award granted under the 2004 Equity Incentive Plan transferable, such award shall contain such additional terms and conditions as the Administrator deems appropriate.

Acceleration upon Death.   In the event that a participant dies while a service provider, 100% of his or her awards shall immediately vest.

Leave of Absence.   In the event that a participant goes on a leave of absence, award vesting will cease until he or she returns to work, except as required by law or as determined by the Administrator.

Adjustment Upon Changes in Capitalization.   In the event that our capital stock is changed by reason of any stock split, reverse stock split, stock dividend, combination or reclassification of our common stock or any other increase or decrease in the number of issued shares of common stock effected without receipt of consideration by us, appropriate proportional adjustments shall be made in the number and class of shares of stock subject to the 2004 Equity Incentive Plan, the individual fiscal year limits applicable to restricted stock, performance share awards, SARs and options, the number and class of shares of stock subject to any award outstanding under the 2004 Equity Incentive Plan, and the exercise price of any such outstanding option or SAR or other award, provided that such automatic adjustments will not be made to the number of shares to be granted to our non-employee Directors under the 2004 Equity Incentive Plan. Any such adjustment shall be made by the Compensation Committee of our Board of Directors, whose determination shall be conclusive.

Change of Control.   In the event of a change of control, the successor corporation (or its parent or subsidiary) will assume or substitute each outstanding award. If the successor corporation refuses to assume the awards or to substitute equivalent awards, such awards shall become 100% vested. In such event, the Administrator shall notify the participant that each award subject to exercise is fully exercisable for 30 days from the date of such notice and that the award terminates upon expiration of such period.

Amendment, Suspensions and Termination of the 2004 Equity Incentive Plan.   Our Board of Directors may amend, suspend or terminate the 2004 Equity Incentive Plan at any time; provided, however, that stockholder approval is required for any amendment to the extent necessary to comply with Rule 16b-3 promulgated under the Securities Exchange Act of 1934 (“Rule 16b-3”) or Section 422 of the Code, or any similar rule or statute. The 2004 Equity Incentive Plan will naturally expire in September 2014, unless earlier terminated.

Federal Tax Information

Options.   Options granted under the 2004 Equity Incentive Plan are nonstatutory options that do not qualify as incentive stock options under Section 422 of the Code.

An optionee will not recognize any taxable income at the time the optionee is granted a nonstatutory option. However, upon its exercise, the optionee will recognize taxable income generally measured as the excess of the then fair market value of the shares purchased over the purchase price. Any taxable income recognized in connection with an option exercise by an optionee who is also our employee will be subject to tax withholding by us. Upon resale of such shares by the optionee, any difference between the sale price and the optionee’s purchase price, to the extent not recognized as taxable income as described above, will be treated as short-term or long-term capital gain or loss, depending on the holding period.

Stock Appreciation Rights.   No taxable income is reportable when an SAR is granted to a participant. Upon exercise, the participant will recognize ordinary income in an amount equal to the fair market value of any shares of our common stock received and/or the amount of cash received. Any additional gain or loss recognized upon any later disposition of the shares of our common stock would be a capital gain or loss.

Restricted Stock, Performance Units and Performance Shares.   A participant will not have taxable income upon grant (unless, with respect to restricted stock that is not in the form of restricted stock units, he or she elects to be taxed at that time). Instead, he or she will recognize ordinary income at the time of vesting/delivery equal to the fair market value (on the vesting date) of the vested shares or cash received minus any amount paid for the shares of our vested common stock.

Tax Effect for Microchip.   We generally will be entitled to a tax deduction in connection with an award under the 2004 Equity Incentive Plan in an amount equal to the ordinary income realized by a participant at the time the participant recognizes such income (for example, the exercise of a nonqualified stock option). Special rules limit the deductibility of compensation paid to our CEO and to each of our four most highly compensated executive officers. Under Section 162(m) of the Code, the annual compensation paid to any of these specified executives will be deductible only to the extent that it does not exceed $1,000,000. However, we can preserve the deductibility of certain compensation in excess of $1,000,000 if the conditions of Section 162(m) are met with respect to awards. The 2004 Equity Incentive Plan has been designed to permit the committee to grant awards that qualify as performance-based for purposes of satisfying the conditions of Section 162(m), thereby permitting us to continue to receive a federal income tax deduction in connection with such awards.

The foregoing is only a summary of the effect of federal income taxation upon us and upon participants, does not purport to be complete, and does not discuss the tax consequences of any participant’s death or the income tax laws of any municipality, state or foreign country in which a participant may reside.

New Plan Benefits

The amount, timing, and value of discretionary awards under the 2004 Equity Incentive Plan, including grants to our CEO and our four other most highly compensated executive officers, is not determinable. The future award of options to non-employee directors is subject to the election of such individuals as directors and the fair market value of the common stock on the date the options are granted. The following table sets forth information with respect to the grant of options during the fiscal year ended March 31, 2006 to: (a) non-employee directors; (b) our CEO and our four other most highly compensated executive officers named in this proxy statement; (c) all current executive officers as a group; and (d) all other employees as a group:

EQUITY GRANTS IN FISCAL 2006

Name of Individual or Identity of Group and Position	Number of Shares Subject to RSUs Granted	Weighted Average Fair Value (1)	Number of Shares Subject to Options Granted	Grant Price (2)

Steve Sanghi President and CEO	—	—	145,000	$25.29

Mitchell R. Little VP, Worldwide Sales and Applications	—	—	28,000	25.29

Gordon W. Parnell VP, CFO	—	—	26,000	25.29

David S. Lambert VP, Fab Operations	—	—	28,000	25.29

Ganesh Moorthy VP, Advanced Microcontroller and Memory Division	—	—	40,000	25.29

All current executive officers as a group (7 people)	—	—	323,000	25.29

All current directors who are not executive officers as a group (4 people)	—	—	24,000	31.01

All other employees as a group	203,334	31.36	1,861,414	25.95

(1)             Represents the weighted average fair value per share as of the grant date.

(2)             Represents the weighted average per share grant price.

PROPOSAL THREE

APPROVAL OF OUR EXECUTIVE MANAGEMENT
INCENTIVE COMPENSATION PLAN

In 1992, we established a Management Incentive Compensation Plan (the “Management Plan”) with the main purpose of motivating our executives, managers, and senior technical employees using a formula based upon our financial performance. Each quarter, our Board of Directors determines the size of the pool available for awards to be made under the Management Plan, the Compensation Committee determines the awards to be made to our CEO and other executive officers, and our CEO and senior executives determine the individual awards to be made to other participants after qualitatively reviewing performance measures.

Because our stockholders have not been asked to approve the Management Plan, certain awards made thereunder to our executives may not qualify as deductible “performance-based compensation” within the meaning of Section 162(m) of the Internal Revenue Code of 1986, as amended (the “Code”) and thus may not be deductible by us.

To improve our ability to deduct compensation made to our executive officers above the 162(m) limit, on June 16, 2006 our Compensation Committee unanimously approved the Executive Management Incentive Compensation Plan (the “Executive Plan”) which is attached as Appendix B, and directed that the Executive Plan be submitted to our stockholders at the 2006 annual meeting. The purpose of the Executive Plan is to enhance our ability to obtain tax deductions for performance-based compensation payments made to motivate executive officers to achieve performance objectives and to reward them when those objectives are satisfied. If approved by our stockholders, the Executive Plan would replace the Management Plan for our executive officers and would become effective October 1, 2006. Stockholders’ approval will not increase the payments to executive officers, but will enhance our ability to obtain tax deductions for these payments.

The Board of Directors recommends a vote FOR Proposal Three, the approval of our Executive Plan.

Description of the Executive Management Incentive Compensation Plan

Eligibility.   Our CEO, CFO, and our executive officers are eligible to be considered for participation in the Executive Plan. Because our CEO, CFO, and executive officers may be eligible to receive awards under the Executive Plan, they have an interest in this proposal. No person is automatically entitled to participate in the Executive Plan in any Executive Plan year. We may also pay discretionary bonuses, or other types of compensation, outside of the Executive Plan.

Purpose.   The purpose of the Executive Plan is to motivate the participants to achieve our corporate and business unit performance objectives and to reward them quarterly (or over a longer period) when those objectives are satisfied. If certain requirements are satisfied, bonuses issued under the Executive Plan may qualify as deductible “performance-based compensation” within the meaning of Section 162(m) of the Code.

Administration.   The Executive Plan will be administered by the Compensation Committee, consisting of no fewer than two members of the Board of Directors.

Determination of Awards.   Under the Executive Plan, participants will be eligible to receive awards, quarterly or over a longer period, based upon the attainment and certification of certain performance criteria established by the Compensation Committee. The performance criteria the Compensation Committee may choose from may include one or more of the following:

•                    cash position,

•                    earnings per share,

•                    gross margin,

•                    net income,

•                    operating cash flow,

•                    operating expenses,

•                    operating profit,

•                    return on assets,

•                    return on equity,

•                    return on sales,

•                    revenue growth, or

•                    total stockholder return.

The performance criteria may differ for each participant. The performance criteria may apply to Microchip Technology Incorporated or to one of our business units, except with respect to cash position, return on equity, net income or total stockholder return, which shall only apply to Microchip Technology Incorporated.

Our Compensation Committee shall appropriately adjust any evaluation of performance under a performance criteria to exclude (i) any extraordinary non-recurring items as described in Accounting Principles Board Opinion No. 30 and/or in management’s discussion and analysis of financial conditions and results of operations appearing in our quarterly and annual reporting with the Securities and Exchange Commission for the applicable periods, or (ii) the effect of any changes in accounting principles affecting our or a business unit’s reported results.

Our Compensation Committee retains the discretion to reduce or eliminate any award that would otherwise be payable pursuant to the Executive Plan.

Payment of Awards.   All awards will be paid in cash as soon as is practicable following determination of the award, unless we establish a plan to permit deferral of bonus amounts, in which case awards will be paid pursuant to the timing requirements of that plan and applicable law. The Compensation Committee may also defer the payment of awards in its discretion, as necessary or desirable to preserve the deductibility of such awards under Code Section 162(m).

Maximum Award.   The amounts that will be paid pursuant to the Executive Plan are not currently determinable. The maximum bonus payment that any participant may receive under the Executive Plan in any of our fiscal years is $2,500,000.

Amendment and Termination.   The Compensation Committee may amend, suspend or terminate the Executive Plan, in whole or in part, at any time, including the adoption of amendments deemed necessary or desirable to correct any defect or supply omitted data or reconcile any inconsistency in the Executive Plan or in any award granted thereunder. The Compensation Committee may amend or modify the Executive Plan in any respect, or terminate the Executive Plan, without the consent of any affected participant. However, in no event may such amendment or modification result in an increase in the amount of compensation payable pursuant to any award.

Indemnification.   Our Board of Directors and Compensation Committee are generally indemnified by us for any liability arising from claims relating to the Executive Plan.

Federal Income Tax Consequences.   Under present federal income tax law, participants will recognize ordinary income equal to the amount of the award received in the year of receipt. That income will be subject to our applicable income and employment tax withholding. If and to the extent that the Executive Plan payments satisfy the requirements of Section 162(m) of the Code and otherwise satisfy the requirements for deductibility under federal income tax law, we will receive a deduction for the amount constituting ordinary income to the participant.

Awards to be Granted to Certain Individuals and Groups

Awards under the Executive Plan are determined based on actual future performance, so future actual awards cannot now be determined.

PROPOSAL FOUR

RATIFICATION OF APPOINTMENT OF
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee of our Board of Directors has appointed Ernst & Young LLP, independent registered public accounting firm, to audit our consolidated financial statements for the fiscal year ending March 31, 2007. Ernst & Young LLP has audited our financial statements since the fiscal year ended March 31, 2002 and has served as our independent registered public accounting firm since June 6, 2001. The partner in charge of our audit will be rotated every five years. Other partners and non-partner personnel are rotated on a periodic basis.

We anticipate that a representative of Ernst & Young LLP will be present at the annual meeting, will have the opportunity to make a statement if he desires and will be available to respond to appropriate questions. Stockholder ratification of the appointment of Ernst & Young LLP is not required by our Bylaws or applicable law. However, our Board of Directors determined to submit such appointment to our stockholders for ratification. In the event of a negative vote on such ratification, the Audit Committee will reconsider its selection.

Upon the recommendation of our Audit Committee, the Board of Directors recommends that stockholders vote FOR ratification of such appointment.

Fees Paid to Independent Registered Public Accounting Firm

Audit Fees

This category includes fees associated with our annual audit, the reviews of our quarterly reports on Form 10-Q, and statutory audits required internationally. This category also includes advice on audit and accounting matters that arose during, or as a result of, the audit or the review of our interim financial statements, statutory audits and the assistance with review of our SEC registration statements. For fiscal 2006, this category also includes fees associated with the audit of our internal control over financial reporting required by Section 404 of the Sarbanes-Oxley Act of 2002. The aggregate fees billed or to be billed by Ernst & Young LLP in each of the last two fiscal years for such services were $915,000 for fiscal 2006 and $1,094,000 for fiscal 2005.

Audit-Related Fees

This category includes fees associated with employee benefit plan audits, internal control reviews, accounting consultations, and attestation services that are not required by statute or regulation. The aggregate fees billed or to be billed by Ernst & Young LLP in each of the last two fiscal years for such services were $102,000 for fiscal 2006 and $86,000 for fiscal 2005.

Tax Fees

This category includes fees associated with tax return preparation, tax advice and tax planning. The aggregate fees billed or to be billed by Ernst & Young LLP in each of the last two fiscal years for such services were $423,000 for fiscal 2006 and $238,000 for fiscal 2005.

All Other Fees

This category includes fees for support and advisory services not related to audit services or tax services. There were $2,000 of such fees in fiscal 2006 and $2,000 of such fees in fiscal 2005.

Our Audit Committee pre-approves all audit and permissible non-audit services provided by our independent registered public accounting firm. These services may include audit services, audit-related services, tax services and other services. The Audit Committee has adopted a policy for the pre-approval of services provided by our independent registered public accounting firm. Under the policy, pre-approval is generally provided for up to one year, and any pre-approval is detailed as to the particular service or category of services and is subject to a specific budget or limit. The Audit Committee may also pre-approve particular services on a case-by-case basis. The Chairman of the Audit Committee has the delegated authority from the Audit Committee to pre-approve a specified level of services, and such pre-approvals are then communicated to the full Audit Committee at its next scheduled meeting. During fiscal 2006, all audit and non-audit services rendered by Ernst & Young LLP were approved in accordance with our pre-approval policy.

Our Audit Committee has determined that the non-audit services rendered by Ernst & Young LLP during fiscal 2006 and fiscal 2005 were compatible with maintaining the independence of Ernst & Young LLP.

PERFORMANCE GRAPH

The following graph indicates the cumulative total stockholder return for Microchip compared with the Center for Research in Security Prices Total Return Index for The NASDAQ Stock Market® (U.S.) (NASDAQ U.S. Composite) and the Philadelphia Semiconductor Index (SOXX) weighted by market value at the beginning of the measurement period. The graph covers the five-year period from March 31, 2001 through March 31, 2006.

Historic stock price performance is not necessarily indicative of future stock performance.

SECURITY OWNERSHIP OF PRINCIPAL STOCKHOLDERS,
DIRECTORS AND EXECUTIVE OFFICERS

The following table sets forth information concerning the beneficial ownership of our common stock as of May 25, 2006 for: (a) each Director, (b) our CEO and the four other most highly compensated executive officers named in this proxy statement, (c) all Directors and executive officers as a group, and (d) each person who is known to us to own beneficially more than five percent of our common stock. Except as otherwise indicated in the footnotes to this table, and subject to applicable community property laws and joint tenancies, the persons named in this table have sole voting and investment power with respect to all shares of common stock held by such person:

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned (1)	Percent of Common Stock
Capital Research & Management Co. (2)	24,146,850	11.26%
FMR Corp. (3)	11,881,782	5.54%
Steve Sanghi (4)	5,956,917	2.75%
Matthew W. Chapman (5)	54,147	*
L.B. Day (1)	52,375	*
Albert J. Hugo-Martinez (6)	112,500	*
David S. Lambert (7)	506,522	*
Mitchell R. Little (1)	93,096	*
Wade F. Meyercord (8)	63,125	*
Ganesh Moorthy (9)	221,140	*
Gordon W. Parnell (10)	218,834	*
All Directors and executive officers as a group (11 people) (1)	7,680,794	3.52%

*                    Less than 1% of the outstanding shares of common stock.

(1)             As indicated below, the number of shares beneficially owned includes shares of common stock issuable to the identified person pursuant to stock options and stock purchase rights that may be exercised within 60 days of May 25, 2006. In calculating the percentage of ownership, such shares are deemed to be outstanding for the purpose of computing the percentage of shares of common stock owned by such person but are not deemed to be outstanding for the purpose of computing the percentage of shares of common stock owned by any other stockholder:

• L.B. Day — 47,375 shares • Mitchell R. Little — 87,948 shares	• Directors and executive officers as a group (11 people) — 3,773,418 shares

(2)             Address is 333 South Hope Street, Los Angeles, CA 90071. Information is based solely on the Schedule 13G filed by Capital Research & Management Co. (CRMC) dated February 6, 2006. Such Schedule 13G indicates that (i) Capital Research & Management Co. has sole power to dispose of and direct the disposition of the common stock, (ii) CRMC is an investment adviser registered under Section 203 of the Investment Advisers Act of 1940 and is deemed to be the beneficial owner of 24,146,850 shares as a result of acting as investment adviser to various investment companies registered under Section 8 of the Investment Company Act of 1940, and (iii) the Growth Fund of America, Inc., an investment company registered under the Investment Company Act of 1940, which is advised by CRMC, is the beneficial owner of 12,755,000 of such shares.

(3)             Address is 82 Devonshire Street, Boston, MA 02109. Information is based solely on the Schedule 13G filed by FMR Corp. dated February 14, 2006. Such Schedule 13G indicates that (i) FMR Corp. has sole power to vote or direct the vote and to dispose of and direct the disposition of the common stock, and (ii) FMR Corp. is the parent holding company of a group of investment management companies that hold investment power and, in some cases, voting power over the securities reported in the referenced Schedule 13G.

(4)             Includes 2,417,208 shares issuable upon exercise of options and 3,514,006 shares held of record by Steve Sanghi and Maria T. Sanghi as trustees.

(5)             Includes 40,250 shares issuable upon exercise of options, 262 shares held in Testamentary Trust of Regan Chapman and 135 shares held by Mr. Chapman’s minor children.

(6)             Includes 45,250 shares issuable upon exercise of options and 62,750 shares held of record by Albert J. Hugo-Martinez and S. Gay Hugo-Martinez as trustees.

(7)             Includes 334,670 shares issuable upon exercise of options, 1,314 shares held by Mr. Lambert’s children, and 829 shares held by David S. Lambert and Carol Lambert as trustees.

(8)             Includes 62,125 shares issuable upon exercise of options and 1,000 shares held of record by Wade Meyercord and Phyllis Meyercord as trustees.

(9)             Includes 206,902 shares issuable upon exercise of options and 14,238 shares held of record by Ganesh Moorthy and Hema Moorthy as trustees.

(10)       Includes 209,845 shares issuable upon exercise of options and 8,989 shares held of record by Gordon W. Parnell and Jeanette Parnell as trustees.

EXECUTIVE COMPENSATION

COMPENSATION COMMITTEE
REPORT ON EXECUTIVE COMPENSATION

The Compensation Committee

The Compensation Committee of the Board of Directors, presently comprised of Mr. Hugo-Martinez and Mr. Day, reviews the performance of the executive officers and makes compensation decisions regarding the executive officers. The Compensation Committee generally seeks input from Mr. Sanghi when discussing the performance of, and compensation levels for, the executive officers other than Mr. Sanghi. Mr. Sanghi does not participate in deliberations relating to his own compensation.

Our Compensation Policy

Our compensation policy for officers and key employees is based on a “pay-for-performance” philosophy. This “pay-for-performance” philosophy emphasizes variable compensation, primarily by placing a large portion of pay at risk. We believe that this philosophy meets the following objectives:

•                    rewards performance that increases the value of our common stock

•                    attracts, retains, motivates and rewards individuals with competitive compensation opportunities

•                    aligns an executive’s total compensation with our business objectives

•                    fosters a team environment among our management that focuses their energy on achieving our financial and performance objectives, consistent with Microchip’s “guiding values”

•                    balances short-term and long-term strategic goals, and

•                    builds and encourages ownership of our common stock.

Decisions regarding cash and equity compensation also include subjective determinations and consideration of various factors with the weight given to a particular factor varying from time to time and in various individual cases, such as an executive’s experience and tenure in the industry and the perceived value of the executive’s position to Microchip as a whole.

We believe that the overall compensation levels for the executive officers in fiscal 2006 were consistent with our “pay-for-performance” philosophy and are commensurate with our fiscal 2006 performance.

Elements of Compensation

Our executive compensation program is currently comprised of four major elements:

•                    annual base salary

•                    incentive cash bonuses

•                    equity compensation, and

•                    compensation and employee benefits generally available to all of our employees.

Base Salaries.   We review the base salaries of the executive officers each year. When setting base salaries, we review the performance objectives for Microchip as a whole, as well as the performance objectives for each of the individual officers relative to their respective areas of responsibility. We may also consider the salaries of executive officers in similar positions with comparably sized companies in the semiconductor industry. This review encompasses the objectives for both the immediately preceding fiscal year and the upcoming fiscal year. Performance objectives are initially developed by the individual officers, in conjunction with their respective operating units, and then discussed with and approved by the CEO to generate our quarterly operating objectives. The operating objectives are then reviewed and approved by the Board of Directors.

After consideration of the factors described above, the average base salaries for our executive officers were increased by approximately 4.4% in May 2005.

Incentive Cash Bonuses.   Quarterly incentive cash bonuses may be payable to officers and key employees under our Management Incentive Compensation Plan, referred to as the “MICP.” The Compensation Committee may in its discretion approve quarterly payments under the MICP in conjunction with its review of our quarterly operating results. A bonus pool is established based on eligible individuals’ participation level and is predicated on Microchip’s quarterly operating results and various subjective determinations.

Consistent with our “pay-for-performance” philosophy, our CEO and executive officers received bonuses under the MICP during each quarter of fiscal 2006. For fiscal 2006, MICP bonus payments for executive officers other than the CEO ranged from $98,641 to $152,540.

Equity Compensation.   Equity compensation, such as stock options and RSUs, constitutes a significant portion of our incentive compensation program because we believe that officers and key employees should hold substantial, long-term equity stakes in Microchip to align their collective interests with your interests. We typically make equity compensation grants to officers and key employees in connection with their initial employment and on an annual basis thereafter. Grants may also be made in connection with promotions, other changes in responsibilities or in recognition of other individual or Microchip developments or achievements. On March 31, 2006, approximately 64% of our employees worldwide held RSUs or options to purchase our common stock.

In granting equity compensation awards to executive officers, we consider numerous factors, including:

•                    the individual’s position and responsibilities

•                    the individual’s future potential to influence our mid- and long-term growth

•                    the vesting schedule of the awards, and

•                    the number of awards previously granted.

See the table under “Option Grants in Last Fiscal Year” at page 27 for information regarding options to purchase common stock granted during fiscal 2006 to the CEO and each of the four other most highly compensated executive officers named in this proxy statement.

Other Compensation and Employee Benefits Generally Available to All Employees.   We maintain compensation and employee benefits that are generally available to all Microchip employees, including:

•                    the employee stock purchase plan

•                    medical, dental and life insurance benefits

•                    a 401(k) retirement savings plan, and

•                    a cash bonus plan.

The cash bonus plan can award each eligible employee with a target of two and one-half days of pay, based on base salary, every quarter, if certain operating profitability objectives are achieved. The target is adjusted based on actual quarterly operating results. During fiscal 2006, bonus awards were paid out under such plan for each quarterly period at a quarterly average of 129% of the target. Under such program, for fiscal 2006 our executive officers, other than our CEO, received payments ranging from $8,652 to $11,893.

We also maintain a supplementary retirement plan for certain employees, including the CEO and the executive officers, who receive compensation in excess of the 401(k) contribution limits imposed under the Internal Revenue Code. Microchip does not make contributions to this supplemental retirement plan.

CEO Compensation

We use the same factors and criteria described above in making compensation decisions regarding the CEO. Mr. Sanghi’s base salary was not changed during fiscal 2005 due to industry conditions during the second half of fiscal 2005. In May 2005, Mr. Sanghi received a salary increase of approximately 5% bringing his salary to $491,743.

In fiscal 2006, Mr. Sanghi earned an MICP bonus of $1,428,515 and a cash bonus of $25,060 based on the same factors described in “Incentive Cash Bonuses” on page 23.

During fiscal 2006, Mr. Sanghi was granted options to acquire 145,000 shares of common stock at a weighted average exercise price of $25.29 per share. For additional information concerning these option grants, including vesting information, refer to the table under “Option Grants in Last Fiscal Year” at page 27. We determined that the amounts of the grants and the vesting terms provide an appropriate long-term incentive for Mr. Sanghi.

We believe that Mr. Sanghi’s fiscal 2006 compensation was:

•                    consistent with our “pay-for-performance” philosophy

•                    commensurate with our fiscal 2006 operating objectives, and

•                    reasonable based on our overall performance in fiscal 2006 and our performance compared to the semiconductor industry as a whole.

Tax Code Concerns

Section 162(m) of the Internal Revenue Code disallows a corporate income tax deduction for executive compensation paid to senior executives in excess of $1,000,000 per year, unless that income meets permitted exceptions. We anticipate that a substantial portion of each executive officer’s compensation will be “qualified performance-based compensation,” that is not limited under Internal Revenue Code Section 162(m). If our stockholders approval Proposal Three at our annual meeting, this will enhance our ability to obtain tax deductions for compensation under our Executive Plan and have such compensation qualify as performance-based compensation under Section 162(m) of the Internal Revenue Code. We intend to review the deductibility of executive compensation from time to time to determine whether any additional actions are advisable to obtain deductibility.

Conclusion

We believe that the executive team provided outstanding service to Microchip in fiscal 2006. We will work to assure that the executive compensation programs continue to meet Microchip’s strategic goals as well as the overall objectives discussed in this Report.

By the Compensation Committee of the Board of Directors(2):

Albert J. Hugo-Martinez (Chair)	L.B. Day

(2)             The Compensation Committee Report on Executive Compensation is not “soliciting” material and is not deemed “filed” with the Securities and Exchange Commission, and is not incorporated by reference into any filings of Microchip under the Securities Act of 1933 or the Securities Exchange Act of 1934 whether made before or after the date hereof and irrespective of any general incorporation language contained in such filings.

Summary Compensation Table

	Annual Compensation			Long-Term Compensation
				Awards
				Securities
	Fiscal			Underlying	All Other
Name and Principal Position (1)	Year	Salary	Bonus (2)	Options/SARs	Compensation (3)

Steve Sanghi,	2006	$488,407	$1,453,575	145,000	$4,848
President and CEO	2005	468,327	1,062,652	300,000	3,668
	2004	459,321	71,330	289,792	3,043

Mitchell R. Little,	2006	232,251	164,433	28,000	4,236
VP, Worldwide Sales and	2005	225,484	131,649	40,000	3,683
Applications	2004	214,366	12,974	45,165	1,190

Gordon W. Parnell,	2006	213,255	150,984	26,000	3,268
VP, CFO	2005	207,041	116,740	36,000	3,050
	2004	195,837	10,973	41,675	2,564

David S. Lambert,	2006	203,059	143,765	28,000	4,060
VP, Fab Operations	2005	197,142	111,159	40,000	3,586
	2004	186,474	10,448	40,926	2,747

Ganesh Moorthy,	2006	198,686	155,577	40,000	3,971
VP, Advanced	2005	189,737	114,727	70,000	3,342
Microcontroller and	2004	168,479	10,012	48,302	2,340
Memory Division

(1)             Includes those individuals who in fiscal 2006 were the CEO or one of the four other most highly compensated executive officers as measured by salary and bonus for fiscal 2006.

(2)             Includes the portion of MICP bonus and cash bonus payments under our cash bonus plan earned in year shown even if not paid until the following year.

(3)             Consists of company-matching contributions to our 401(k) retirement savings plan.

Option Grants In Last Fiscal Year

	Individual Grants
			Percent
			of Total			Potential Realizable
	Number of		Options			Value at Assumed
	Securities		Granted to			Annual Rates of Stock
	Underlying		Employees	Exercise or		Price Appreciation
	Options		in Fiscal	Base Price	Expiration	Option Term
Name	Granted		Year	($/sh)	Date	5% (2)	10% (2)

Steve Sanghi	145,000	(1)	6.6%	$25.29	4/1/15	$2,306,188	$5,844,333

Mitchell R. Little	28,000	(1)	1.3%	25.29	4/1/15	445,333	1,128,561

Gordon W. Parnell	26,000	(1)	1.2%	25.29	4/1/15	413,523	1,047,949

David S. Lambert	28,000	(1)	1.3%	25.29	4/1/15	445,333	1,128,561

Ganesh Moorthy	40,000	(1)	1.8%	25.29	4/1/15	636,190	1,612,230

(1)             Each stock option becomes exercisable over a one-year vesting period in 12 successive monthly installments commencing on March 31, 2009, and has a maximum term of 10 years from the date of grant. Vesting may be accelerated under certain circumstances in connection with an acquisition of Microchip or a change of control. The exercise price may be paid in cash, shares of common stock or through a cashless exercise procedure involving a same-day sale of the purchased shares.

(2)             No assurance can be given that the actual stock price appreciation over the 10-year option term will be at the assumed 5% or 10% levels or at any other defined level. The rates of appreciation are specified by the rules of the Securities and Exchange Commission and are for illustrative purposes only; they do not represent our estimate of future stock price. Unless the market price of the common stock does, in fact, appreciate over the option term, no value will be realized from the option grant. The exercise price of each of the options was equal to the closing sales price of the common stock as quoted on The NASDAQ National Market on the date of grant.

Aggregate Option Exercises in Last Fiscal Year
and Fiscal Year-End Option Values

			Number of Securities		Value of Unexercised
	Shares		Underlying Unexercised Options		In-The-Money Options
	Acquired on	Value	At March 31, 2006		At March 31, 2006 (2)
Name	Exercise	Realized (1)	Exercisable	Unexercisable	Exercisable	Unexercisable

Steve Sanghi	701,487	$17,869,510	2,501,557	531,667	$50,782,639	$6,407,400
Mitchell R. Little	98,772	914,657	95,110	90,667	1,022,839	1,116,100
Gordon W. Parnell	80,191	1,870,263	208,182	84,667	2,901,120	1,057,080
David S. Lambert	108,383	2,406,590	333,006	90,667	6,635,598	1,116,100
Ganesh Moorthy	—	—	202,735	136,667	2,252,788	1,647,850

(1)             Calculated based on the market price per share of the common stock at date of exercise multiplied by the number of shares issued upon exercise less the total exercise price of the options exercised.

(2)             Calculated based on $36.30 per share, which was the closing sales price of the common stock as quoted on The NASDAQ National Market on March 31, 2006, multiplied by the number of applicable shares in-the-money less the total exercise price for such shares.

Equity Compensation Plan Information

The table below provides information about our common stock that, as of March 31, 2006, may be issued upon the exercise of options and rights under the following existing equity compensation plans (which are all of our equity compensation plans):

•                    Microchip 1993 Stock Option Plan

•                    Microchip 1994 International Employee Stock Purchase Plan

•                    Microchip 1997 Nonstatutory Stock Option Plan

•                    Microchip 2001 Employee Stock Purchase Plan

•                    Microchip 2004 Equity Incentive Plan

•                    PowerSmart, Inc. 1998 Stock Incentive Plan

•                    TelCom Semiconductor, Inc. 1994 Stock Option Plan, and

•                    TelCom Semiconductor, Inc. 2000 Nonstatutory Stock Option Plan.

Plan Category	(a) Number of securities to be issued upon exercise of outstanding options, warrants and rights	(b) Weighted-average exercise price of outstanding options, warrants and rights	(c) Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))	(d) Total of securities reflected in columns (a) and (c)

Equity Compensation Plans Approved by Stockholders (1)	7,777,008	$21.48	17,081,737	24,858,745

Equity Compensation Plans Not Approved by Stockholders (1) (2) (3)	10,873,826	$20.69	3,282	10,877,108

Total	18,650,834	$21.02	17,085,019	35,735,853

(1)             Includes outstanding options to purchase an aggregate of 223,506 shares of our common stock assumed through our acquisitions of TelCom Semiconductor, Inc. in January 2001, and PowerSmart, Inc. in June 2002. At March 31, 2006, these assumed options had a weighted average exercise price of $21.35 per share. No additional options may be granted under these plans.

(2)             Beginning January 1, 2005, the shares authorized for issuance under our 2001 Employee Stock Purchase Plan are subject to an annual automatic increase of the lesser of (i) 1,500,000 shares, (ii) one-half of one percent (0.5%) of the then outstanding shares of our common stock, or (iii) such lesser amount as is approved by our Board of Directors.

(3)             Beginning January 1, 2007, the shares authorized for issuance under our International Employee Stock Purchase Plan will be subject to an automatic annual increase of one-tenth of one percent (0.1%) of the then outstanding shares of our common stock.

Equity Compensation Plans Not Approved by Stockholders

Microchip Technology Incorporated 1997 Nonstatutory Stock Option Plan

In November 1997, our Board of Directors approved the Microchip 1997 Nonstatutory Stock Option Plan. Under our 1997 Plan, nonqualified stock options were granted to employees who were not officers or Directors of Microchip and to our consultants. The 1997 Plan was not submitted to our stockholders for approval because doing so was not required under applicable rules and regulations in effect at the time the plan was initially adopted or when it was amended. As of March 31, 2006, options to acquire 10,782,936 shares were outstanding under the 1997 Plan and no shares were available for future grant because this plan was replaced with our 2004 Equity Incentive Plan for future grants.

The expiration date, maximum number of shares purchasable and other provisions of options granted under the 1997 Plan, including vesting provisions, were established at the time of grant by either the Compensation Committee or the employee committee appointed by the Board of Directors, provided that the exercise price of an option could not be less than the fair market value of our common stock on the date of grant and no option could have a term of more than 10 years. If Microchip is acquired by merger, consolidation or asset sale, each outstanding option that is not assumed by the successor corporation or otherwise replaced with a comparable option will automatically accelerate and vest in full. In connection with a change of control of Microchip by tender offer or proxy contest for board membership, our Board of Directors can accelerate outstanding options. Our Board of Directors or Compensation Committee may amend or terminate the 1997 Plan without stockholder approval, but no amendment or termination of the 1997 Plan may adversely affect any award previously granted under the 1997 Plan without the written consent of the stock option holder.

Microchip 1994 International Employee Stock Purchase Plan (IESPP)

In June 1994, our Board of Directors adopted our IESPP to provide eligible employees of non-U.S. subsidiaries of Microchip the opportunity to acquire shares of our common stock through payroll deductions in the currency in which they are paid. Prior to our 2004 annual meeting in August 2004, the IESPP had not been submitted to our stockholders for approval because doing so was not required under applicable rules and regulations in effect at the time the plan was initially adopted or when it was earlier amended. At our 2004 annual meeting, our stockholders approved the addition of 100,000 shares of common stock to the IESPP. At our May 1, 2006 Board of Directors meeting, our Board of Directors authorized participants under the plan to purchase stock at 85% of fair-market value at the lower of the opening or closing date of each six-month offering period. Our Board of Directors further authorized an automatic annual increase in the shares reserved under such plan in an amount equal to one-tenth of one percent (0.1%) of the then outstanding shares of Microchip common stock on January 1 of each year, beginning January 1, 2007. This automatic annual share increase was not submitted to our stockholders for approval because, as an equity compensation plan that provides non-U.S. employees with substantially the same benefits as our tax-qualified, non-discriminatory ESPP, shareholder approval was not required under the applicable rules and regulations in effect. As of March 31, 2006, 103,282 shares of our common stock are available for purchase through this plan.

Employment Contracts, Termination of Employment and Change of Control Arrangements

We do not have employment contracts with our CEO or any of the four other most highly compensated executive officers named in this proxy statement.

Our CEO and certain of the other most highly compensated executive officers named in this proxy statement have entered into an Executive Officer Severance Agreement. These agreements provide for the automatic acceleration of vesting and exercisability of all unvested stock options upon the first to occur of any of the following events:

•                    as of the date immediately preceding a change of control in the event any such stock options are or will be terminated or canceled (except by mutual consent) or any successor to Microchip fails to assume and agree to perform all such stock option agreements at or prior to such time as any such person becomes a successor to Microchip, or

•                    as of the date immediately preceding such change in control, if the executive does not or will not receive upon exercise of such executive’s stock purchase rights under any such stock option agreement the same identical securities and/or other consideration as is received by all other stockholders in any merger, consolidation, sale, exchange or similar transaction occurring upon or after such change of control, or

•                    as of the date immediately preceding any involuntary termination of such executive occurring upon or after any such change of control, or

•                    as of the date six months following the first such change of control, provided that the executive shall have remained an employee of Microchip continuously throughout such six-month period.

STOCK OWNERSHIP GUIDELINES FOR KEY EMPLOYEES AND DIRECTORS

To help ensure alignment of the interests of our management and Board of Directors with those of our stockholders, we have put in place a stock holding policy that applies to each member of our management and Board of Directors. This policy was proposed by the Nominating and Governance Committee and ratified by our Board of Directors at its October 24, 2003 meeting. Under this policy, effective April 1, 2004, each of our Directors, executive officers, vice presidents and internal director-level employees must maintain a specified minimum level of ownership of our stock during their tenure in their respective office or position. During fiscal 2006, all persons subject to this policy were in compliance with its terms.

CODE OF ETHICS

We have adopted a code of ethics for our Directors, officers (including our principal executive officer and principal financial officer) and employees. A copy of the code of ethics is available on our website at the Corporate/Investors Information section under Mission Statement/Corporate Governance on www.microchip.com.

We intend to post on our website any amendment to, or waiver from, a provision of our codes of ethics within five business days following the date of such amendment or waiver or such other time period required by SEC rules.

OTHER MATTERS

Other Matters to be Presented at the Annual Meeting

At the date this proxy statement went to press, we did not anticipate that any other matters would be raised at the annual meeting.

Requirements, Including Deadlines, for Receipt of Stockholder Proposals for the 2007 Annual Meeting of Stockholders; Discretionary Authority to Vote on Stockholder Proposals

Under SEC rules, if a stockholder wants us to include a proposal in our proxy statement and form of proxy for the 2007 annual meeting, our Secretary must receive the proposal at our principal executive offices by March 2, 2007. Stockholders interested in submitting such a proposal are advised to contact knowledgeable counsel with regard to the detailed requirements of applicable securities laws. The submission of a stockholder proposal does not guarantee that it will be included in our proxy statement.

Under our Bylaws, stockholders must follow certain procedures to nominate a person for election as a Director or to introduce an item of business at our annual meeting. Under these procedures, stockholders must submit the proposed nominee or item of business by delivering a notice addressed to our Secretary at our principal executive offices. We must receive notice as follows:

•                    Normally we must receive notice of a stockholder’s intention to introduce a nomination or proposed item of business for an annual meeting not less than 90 days before the first anniversary of the date on which we first mailed our proxy statement to stockholders in connection with the previous year’s annual meeting of stockholders. Accordingly, a stockholder who intends to submit a nomination or proposal for our 2007 annual meeting must do so no later than April 2, 2007.

•                    However, if we hold our 2007 annual meeting on a date that is not within 30 days before or after the anniversary date of our 2006 annual meeting, we must receive the notice no later than the close of business on the later of the 90th day prior to our 2007 annual meeting or the 10th day following the day on which public announcement of the date of such annual meeting is first made.

•                    A stockholder’s submission must include certain specified information concerning the proposal or nominee, as the case may be, and information as to the stockholder’s ownership of our common stock. Proposals or nominations not meeting these requirements will not be considered at our 2007 annual meeting.

•                    If a stockholder does not comply with the requirements of this advance notice provision, the proxies may exercise discretionary voting authority under proxies it solicits to vote in accordance with its best judgment on any such proposal or nomination submitted by a stockholder.

To make any submission or to obtain additional information as to the proper form and content of submissions, stockholders should contact our Secretary in writing at 2355 West Chandler Boulevard, Chandler, Arizona 85224-6199.

Householding of Annual Meeting Materials

Some brokers and other nominee record holders may be participating in the practice of “householding” proxy statements and annual reports. This means that only one copy of our proxy statement and annual report may have been sent to multiple stockholders in a stockholder’s household. Additionally, you may have notified us that multiple stockholders share an address and thus you requested to receive only one copy of our proxy statement and annual report. While our proxy statement and 2006 Annual Report are available online (see “Electronic Access to Proxy Statement and Annual Report” on page 3), we will promptly deliver a separate copy of either document to any stockholder who contacts our investor relations department at 480-792-7761 or by mail addressed to Investor Relations, Microchip Technology Incorporated, 2355 West Chandler Boulevard, Chandler, Arizona 85224-6199, requesting such copies. If a stockholder is receiving multiple copies of our proxy statement and annual report at the stockholder’s household and would like to receive a single copy of the proxy statement and annual report for a stockholder’s household in the future, stockholders should contact their broker, or other nominee record holder to request mailing of a single copy of the proxy statement and annual report. Stockholders receiving multiple copies of these documents directly from us, and who would like to receive single copies in the future, should contact our investor relations department to make such a request.

Date of Proxy Statement

The date of this proxy statement is June 30, 2006.

APPENDIX A

MICROCHIP TECHNOLOGY INCORPORATED

2004 EQUITY INCENTIVE PLAN

As amended and restated by the Board on May 1, 2006
Subject to Stockholder Approval at our 2006 annual meeting

1.             Purposes of the Plan. The purposes of this 2004 Equity Incentive Plan are:

•                  to attract and retain the best available personnel,

•                  to provide additional incentive to Service Providers, and

•                  to promote the success of the Company’s business.

Awards granted under the Plan may be Nonstatutory Stock Options, Restricted Stock, Stock Appreciation Rights, Performance Shares, Performance Units or Deferred Stock Units, as determined by the Administrator at the time of grant.

2.             Definitions. As used herein, the following definitions shall apply:

(a)           “Administrator” means the Board or any of its Committees as shall be administering the Plan, in accordance with Section 4 of the Plan.

(b)           “Annual Revenue” means the Company’s or a business unit’s net sales for the Fiscal Year, determined in accordance with generally accepted accounting principles.

(c)           “Applicable Laws” means the legal requirements relating to the administration of equity compensation plans under state and federal corporate and securities laws and the Code.

(d)           “Award” means, individually or collectively, a grant under the Plan of Options, Restricted Stock, Stock Appreciation Rights, Performance Shares, Performance Units or Deferred Stock Units.

(e)           “Award Agreement” means the written agreement setting forth the terms and provisions applicable to each Award granted under the Plan. The Award Agreement is subject to the terms and conditions of the Plan.

(f)            “Awarded Stock” means the Common Stock subject to an Award.

(g)           “Board” means the Board of Directors of the Company.

(h)           “Cash Position” means the Company’s level of cash and cash equivalents.

(i)            “Change of Control” means the occurrence of any of the following events, in one or a series of related transactions:

(1)           any “person,” as such term is used in Sections 13(d) and 14(d) of the Exchange Act, other than the Company, a subsidiary of the Company or a Company employee benefit plan, including any trustee of such plan acting as trustee, is or becomes the “beneficial owner” (as defined in Rule 13d-3 under the Exchange Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the combined voting power of the Company’s then outstanding securities entitled to vote generally in the election of directors; or

(2)           a merger or consolidation of the Company or any direct or indirect subsidiary of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or

(3)           the sale or disposition by the Company of all or substantially all of the Company’s assets; or

(4)           a change in the composition of the Board, as a result of which fewer than a majority of the directors are Incumbent Directors. “Incumbent Directors” shall mean directors who either (A) are Directors as of the date this Plan is approved by the Board, or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of the Incumbent Directors and whose election or nomination was not in connection with any transaction described in (1) or (2) above or in connection with an actual or threatened proxy contest relating to the election of directors of the Company.

(j)            “Code” means the Internal Revenue Code of 1986, as amended.

(k)           “Committee” means a committee appointed by the Board in accordance with Section 4 of the Plan.

(l)            “Common Stock” means the common stock of the Company.

(m)          “Company” means Microchip Technology Incorporated.

(n)           “Consultant” means any person, including an advisor, engaged by the Company or a Parent or Subsidiary to render services and who is compensated for such services. The term Consultant shall not include Directors who are compensated by the Company only for their service as Directors.

(o)           “Deferred Stock Unit” means a deferred stock unit Award granted to a Participant pursuant to Section 13.

(p)           “Director” means a member of the Board.

(q)           “Disability” means total and permanent disability as defined in Section 22(e)(3) of the Code.

(r)            “Earnings Per Share” means as to any Fiscal Year, the Company’s or a business unit’s Net Income, divided by a weighted average number of common shares outstanding and dilutive common equivalent shares deemed outstanding, determined in accordance with generally accepted accounting principles.

(s)           “Employee” means any person, including Officers and Directors, employed by the Company or any Parent or Subsidiary of the Company. A Service Provider shall not cease to be an Employee in the case of (i) any leave of absence approved by the Company or (ii) transfers between locations of the Company or between the Company, its Parent, any Subsidiary, or any successor. Neither service as a Director nor payment of a director’s fee by the Company shall be sufficient to constitute “employment” by the Company.

(t)            “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(u)           “Fair Market Value” means, as of any date, the value of Common Stock determined as follows:

(1)           If the Common Stock is listed on any established stock exchange or a national market system, including without limitation the Nasdaq National Market of the National Association of Securities Dealers, Inc. Automated Quotation (“Nasdaq”) System, the Fair Market Value of a Share of Common Stock shall be the closing sales price for such stock (or the closing bid, if no sales were reported) as quoted on such system or exchange (or the exchange with the greatest volume of trading in Common Stock) on the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable;

(2)           If the Common Stock is quoted on the Nasdaq System (but not on the Nasdaq National Market thereof) or is regularly quoted by a recognized securities dealer but selling prices are not reported, the Fair Market Value of a Share of Common Stock shall be the mean between the high bid and low asked prices for the Common Stock on the last market trading day prior to the day of determination, as reported in The Wall Street Journal or such other source as the Administrator deems reliable; or

(3)           In the absence of an established market for the Common Stock, the Fair Market Value shall be determined in good faith by the Administrator.

(v)           “Fiscal Year” means a fiscal year of the Company.

(w)          “Gross Margin” means the Company’s net revenue less its cost of goods sold.

(x)            “Net Income” means as to any Fiscal Year, the income after taxes of the Company for the Fiscal Year determined in accordance with generally accepted accounting principles.

(y)           “Non-Employee Director” means a member of the Board who is not an Employee.

(z)            “Nonstatutory Stock Option” means an Option not intended to qualify as an incentive stock option under Section 422 of the Code and regulations promulgated thereunder.

(aa)         “Notice of Grant” means a written or electronic notice evidencing certain terms and conditions of an individual Award. The Notice of Grant is part of the Option Agreement.

(bb)         “Officer” means a person who is an officer of the Company within the meaning of Section 16 of the Exchange Act and the rules and regulations promulgated thereunder.

(cc)         “Operating Cash Flow” means the Company’s or a business unit’s sum of Net Income plus depreciation and amortization less capital expenditures plus changes in working capital comprised of accounts receivable, inventories, other current assets, trade accounts payable, accrued expenses, product warranty, advance payments from customers and long-term accrued expenses, determined in accordance with generally acceptable accounting principles.

(dd)         “Operating Income” means the Company’s or a business unit’s income from operations but excluding any unusual items, determined in accordance with generally accepted accounting principles.

(ee)         “Option” means a stock option granted pursuant to the Plan.

(ff)           “Option Agreement” means a written or electronic agreement between the Company and a Participant evidencing the terms and conditions of an individual Option grant. The Option Agreement is subject to the terms and conditions of the Plan.

(gg)         “Parent” means a “parent corporation,” whether now or hereafter existing, as defined in Section 424(e) of the Code.

(hh)         “Participant” means the holder of an outstanding Award granted under the Plan.

(ii)           “Performance Goals” means the goal(s) (or combined goal(s)) determined by the Administrator (in its discretion) to be applicable to a Participant with respect to an Award. As determined by the Administrator, the Performance Goals applicable to an Award may provide for a targeted level or levels of achievement using one or more of the following measures: (a) Annual Revenue, (b) Cash Position, (c) Earnings Per Share, (d) Net Income, (e) Operating Cash Flow, (f) Operating Income, (g) Return on Assets, (h) Return on Equity, (i) Return on Sales, (j) Total Stockholder Return, and (k) Gross Margin. For Awards not intended to qualify for treatment under Section 162(m) of the Code, there may be additional Performance Goals set by the Board. The Performance Goals may differ from Participant to Participant and from Award to Award.

(jj)           “Performance Share” means a performance share Award granted to a Participant pursuant to Section 11.

(kk)         “Performance Unit” means a performance unit Award granted to a Participant pursuant to Section 12.

(ll)           “Plan” means this 2004 Equity Incentive Plan.

(mm)       “Restricted Stock” means Shares granted pursuant to Section 10 of the Plan.

(nn)         “Return on Assets” means the percentage equal to the Company’s or a business unit’s Operating Income before incentive compensation, divided by average net Company’s or business unit’s, as applicable, assets, determined in accordance with generally accepted accounting principles.

(oo)         “Return on Equity” means the percentage equal to the Company’s Net Income divided by average stockholder’s equity, determined in accordance with generally accepted accounting principles.

(pp)         “Return on Sales” means the percentage equal to the Company’s or a business unit’s Operating Income before incentive compensation, divided by the Company’s or the business unit’s, as applicable, revenue, determined in accordance with generally accepted accounting principles.

(qq)         “Rule 16b-3” means Rule 16b-3 of the Exchange Act or any successor to Rule 16b-3, as in effect when discretion is being exercised with respect to the Plan.

(rr)           “Section 16(b)” means Section 16(b) of the Exchange Act, as amended.

(ss)         “Service Provider” means an Employee, Consultant or Non-Employee Director.

(tt)           “Share” means a share of the Common Stock, as adjusted in accordance with Section 19 of the Plan.

(uu)         “Stock Appreciation Right” or “SAR” means an Award granted pursuant to Section 9 of the Plan.

(vv)         “Subsidiary” means a “subsidiary corporation,” whether now or hereafter existing, as defined in Section 424(f) of the Code.

(ww)       “Total Stockholder Return” means the total return (change in share price plus reinvestment of any dividends) of a Share.

3.             Stock Subject to the Plan. Subject to the provisions of Section 19 of the Plan, the maximum aggregate number of Shares which may be issued under the Plan is 20,400,000 Shares comprised of (i) any Shares remaining available for issuance pursuant to the Company’s 1993 Stock Option Plan as of the date upon which this Plan is effective, up to a maximum of 7,500,000 Shares, (ii) any Shares remaining available for issuance pursuant to the Company’s 1997 Nonstatutory Stock Option Plan as of the date upon which this Plan is effective, up to a maximum of 7,900,000 Shares, and (iii) any Shares subject to any outstanding options under the Company’s 1993 or 1997 Nonstatutory Stock Option Plans that subsequently expire unexercised, up to a maximum of an additional 5,000,000 Shares. In no event shall more than 30% of the Shares remaining issuable under the Plan as of the effective date and 30% of the Shares subsequently added to the Plan by virtue of outstanding 1993 Stock Option Plan and 1997 Nonstatutory Stock Option Plan options expiring unexercised be issued pursuant to Restricted Stock, Performance Share, Performance Unit or Deferred Stock Unit Awards with a purchase price lower than 100% of the Fair Market Value of the underlying Shares or units on the date of grant; provided, however, that such 30% limitation shall not apply to Restricted Stock Units issued on or after the date of the Company’s 2006 annual stockholders’ meeting.

The Shares may be authorized, but unissued, or reacquired Common Stock.

If an Award expires or becomes unexercisable without having been exercised in full, or with respect to Restricted Stock, Performance Shares, Performance Units or Deferred Stock Units, is forfeited to or repurchased by the Company, the unpurchased Shares (or for Awards other than Options and SARs, the forfeited or repurchased Shares) which were subject thereto shall become available for future grant or sale under the Plan (unless the Plan has terminated). With respect to SARs, only Shares actually issued pursuant to an SAR shall cease to be available under the Plan; all remaining Shares under SARs shall remain available for future grant or sale under the Plan (unless the Plan has terminated). However, Shares that have actually been issued under the Plan under any Award shall not be returned to the Plan and shall not become available for future distribution under the Plan; provided, however, that if Shares of Restricted Stock, Performance Shares, Performance Units or Deferred Stock Units are repurchased by the Company at their original purchase price or are forfeited to the Company, such Shares shall become available for future grant under the Plan. Shares used to pay the exercise price or purchase price, if applicable, of an Award shall become available for future grant or sale under the Plan. To the extent an Award under the Plan is paid out in cash rather than stock, such cash payment shall not result in reducing the number of Shares available for issuance under the Plan.

4.             Administration of the Plan.

(a)           Procedure.

(1)           Multiple Administrative Bodies. The Plan may be administered by different Committees with respect to different groups of Service Providers.

(2)           Section 162(m). To the extent that the Administrator determines it to be desirable to qualify Options granted hereunder as “performance-based compensation” within the meaning of Section 162(m) of the Code, the Plan shall be administered by a Committee of two or more “outside directors” within the meaning of Section 162(m) of the Code.

(3)           Rule 16b-3. To the extent desirable to qualify transactions hereunder as exempt under Rule 16b-3, the transactions contemplated hereunder shall be structured to satisfy the requirements for exemption under Rule 16b-3.

(4)           Other Administration. Other than as provided above, the Plan shall be administered by (A) the Board or (B) a Committee, which committee shall be constituted to satisfy Applicable Laws.

(b)           Powers of the Administrator. Subject to the provisions of the Plan, and in the case of a Committee, subject to the specific duties delegated by the Board to such Committee, the Administrator shall have the authority, in its discretion:

(1)           to determine the Fair Market Value of the Common Stock, in accordance with Section 2(u) of the Plan;

(2)           to select the Service Providers to whom Awards may be granted hereunder (other than the automatic grants to Non-Employee Directors provided for in Section 17 of the Plan);

(3)           to determine whether and to what extent Awards or any combination thereof, are granted under the Plan;

(4)           to determine the number of shares of Common Stock or equivalent units to be covered by each Award granted under the Plan;

(5)           to approve forms of agreement for use under the Plan;

(6)           to determine the terms and conditions, not inconsistent with the terms of the Plan, of any award granted under the Plan. Such terms and conditions include, but are not limited to, the exercise price, the time or times when Options or SARs may be exercised or other Awards vest (which may be based on performance criteria), any vesting acceleration or waiver of forfeiture restrictions, and any restriction or limitation regarding any Award or the shares of Common Stock relating thereto, based in each case on such factors as the Administrator, in its sole discretion, shall determine;

(7)           to construe and interpret the terms of the Plan and Awards;

(8)           to prescribe, amend and rescind rules and regulations relating to the Plan, including rules and regulations relating to sub-plans established for the purpose of qualifying for preferred tax treatment under foreign tax laws;

(9)           to modify or amend each Award (subject to Section 21(c) of the Plan), including the discretionary authority to extend the post-termination exercisability period of Options and SARs longer than is otherwise provided for in the Plan;

(10)         to authorize any person to execute on behalf of the Company any instrument required to effect the grant of an Award previously granted by the Administrator;

(11)         to allow Participants to satisfy withholding tax obligations by electing to have the Company withhold from the Shares or cash to be issued upon exercise or vesting of an Award (or distribution of a Deferred Stock Unit) that number of Shares or cash having a Fair Market Value equal to the minimum amount required to be withheld (but no more). The Fair Market Value of any Shares to be withheld shall be determined on the date that the amount of tax to be withheld is to be determined. All elections by a Participant to have Shares or cash withheld for this purpose shall be made in such form and under such conditions as the Administrator may deem necessary or advisable;

(12)         to determine the terms and restrictions applicable to Awards; and

(13)         to make all other determinations deemed necessary or advisable for administering the Plan.

(c)           Effect of Administrator’s Decision. The Administrator’s decisions, determinations and interpretations shall be final and binding on all Participants and any other holders of Awards.

5.             Eligibility. Restricted Stock, Performance Shares, Performance Units, Stock Appreciation Rights, Deferred Stock Units and Nonstatutory Stock Options may be granted to Service Providers. Non-Employee Directors shall only receive Awards pursuant to Section 17 of the Plan.

6.             Limitations.

(a)           Nonstatutory Stock Option. Each Option shall be designated in the Notice of Grant as a Nonstatutory Stock Option.

(b)           No Employment Rights. Neither the Plan nor any Award shall confer upon a Participant any right with respect to continuing the Participant’s employment with the Company or its Subsidiaries, nor shall they interfere in any way with the Participant’s right or the Company’s or Subsidiary’s right, as the case may be, to terminate such employment at any time, with or without cause or notice.

(c)           162(m) Limitations. The following limitations shall apply to grants of Options and Stock Appreciation Rights to Participants:

(1)           No Participant shall be granted, in any Fiscal Year, Options and Stock Appreciation Rights to purchase more than 1,500,000 Shares; provided, however, that such limit shall be 4,000,000 Shares in the Participant’s first Fiscal Year of Company service.

(2)           The foregoing limitations shall be adjusted proportionately in connection with any change in the Company’s capitalization as described in Section 19(a).

7.             Term of Plan. The Plan is effective as of October 1, 2004 (the “Effective Date”). It shall continue in effect until September 30, 2014, unless sooner terminated under Section 21 of the Plan.

8.             Stock Options.

(a)           Term . The term of each Option shall be stated in the Notice of Grant; provided, however, that the term shall be ten (10) years from the date of grant or such shorter term as may be provided in the Notice of Grant.

(b)           Option Exercise Price. The per share exercise price for the Shares to be issued pursuant to exercise of an Option shall be determined by the Administrator and shall be no less than 100% of the Fair Market Value per share on the date of grant.

(c)           No Repricing. The exercise price for an Option may not be reduced. This shall include, without limitation, a repricing of the Option as well as an Option exchange program whereby the Participant agrees to cancel an existing Option in exchange for an Option, SAR or other Award.

(d)           Waiting Period and Exercise Dates. At the time an Option is granted, the Administrator shall fix the period within which the Option may be exercised and shall determine any conditions which must be satisfied before the Option may be exercised. In so doing, the Administrator may specify that an Option may not be exercised until the completion of a service period.

(e)           Form of Consideration. The Administrator shall determine the acceptable form of consideration for exercising an Option, including the method of payment. Subject to Applicable Laws, such consideration may consist entirely of:

(1)           cash;

(2)           check;

(3)           other Shares which (A) in the case of Shares acquired upon exercise of an option have been owned by the Participant for more than six months on the date of surrender, and (B) have a Fair Market Value on the date of surrender equal to the aggregate exercise price of the Shares as to which said Option shall be exercised;

(4)           delivery of a properly executed exercise notice together with such other documentation as the Administrator and the broker, if applicable, shall require to effect an exercise of the Option and delivery to the Company of the sale proceeds required to pay the exercise price;

(5)           any combination of the foregoing methods of payment; or

(6)           such other consideration and method of payment for the issuance of Shares to the extent permitted by Applicable Laws.

(f)            Exercise of Option.

Any Option granted hereunder shall be exercisable according to the terms of the Plan and at such times and under such conditions as determined by the Administrator and set forth in the Option Agreement.

An Option may not be exercised for a fraction of a Share.

An Option shall be deemed exercised when the Company receives: (i) written or electronic notice of exercise (in accordance with the Option Agreement) from the person entitled to exercise the Option, and (ii) full payment for the Shares with respect to which the Option is exercised. Full payment may consist of any consideration and method of payment authorized by the Administrator and permitted by the Option Agreement and the Plan. Shares issued upon exercise of an Option shall be issued in the name of the Participant or, if requested by the Participant, in the name of the Participant and his or her spouse. Until the stock certificate evidencing such Shares is issued (as evidenced by the appropriate entry on the books of the Company or of a duly authorized transfer agent of the Company), no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the optioned stock, notwithstanding the exercise of the Option. The Company shall issue (or cause to be issued) such stock certificate promptly after the Option is exercised. No adjustment will be made for a dividend or other right for which the record date is prior to the date the stock certificate is issued, except as provided in Section 19 of the Plan.

Exercising an Option in any manner shall decrease the number of Shares thereafter available for sale under the Option, by the number of Shares as to which the Option is exercised.

(g)           Termination of Relationship as a Service Provider. If a Participant ceases to be a Service Provider, other than upon the Participant’s misconduct, death or Disability, the Participant may exercise his or her Option within such period of time as is specified in the Option Agreement to the extent that the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for three (3) months following the Participant’s termination. If, on the date of termination, the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Participant does not exercise his or her Option within the time specified by the Administrator, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

(h)           Disability. If a Participant ceases to be a Service Provider as a result of the Participant’s Disability, the Participant may exercise his or her Option within such period of time as is specified in the Option Agreement to the extent the Option is vested on the date of termination (but in no event later than the expiration of the term of such Option as set forth in the Option Agreement). In the absence of a specified time in the Option

Agreement, the Option shall remain exercisable for six (6) months following the Participant’s termination. If, on the date of termination, the Participant is not vested as to his or her entire Option, the Shares covered by the unvested portion of the Option shall revert to the Plan. If, after termination, the Participant does not exercise his or her Option within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

(i)            Death of Participant. If a Participant dies while a Service Provider, the Option may be exercised following the Participant’s death within such period of time as is specified in the Option Agreement (but in no event may the option be exercised later than the expiration of the term of such Option as set forth in the Option Agreement), by the personal representative of the Participant’s estate, provided such representative has been designated prior to Participant’s death in a form acceptable to the Administrator. If no such representative has been designated by the Participant, then such Option may be exercised by the person(s) to whom the Option is transferred pursuant to the Participant’s will or in accordance with the laws of descent and distribution. In the absence of a specified time in the Option Agreement, the Option shall remain exercisable for twelve (12) months following Participant’s death. If the Option is not so exercised within the time specified herein, the Option shall terminate, and the Shares covered by such Option shall revert to the Plan.

9.             Stock Appreciation Rights.

(a)           Grant of SARs. Subject to the terms and conditions of the Plan, SARs may be granted to Participants at any time and from time to time as shall be determined by the Administrator, in its sole discretion. The Administrator shall have complete discretion to determine the number of SARs granted to any Participant.

(b)           Exercise Price and Other Terms. Subject to Section 4(c) of the Plan, the Administrator, subject to the provisions of the Plan, shall have complete discretion to determine the terms and conditions of SARs granted under the Plan; provided, however, that no SAR may have a term of more than ten (10) years from the date of grant. The per share exercise price for the Shares or cash to be issued pursuant to exercise of an SAR shall be determined by the Administrator and shall be no less than 100% of the Fair Market Value per share on the date of grant. The exercise price may not be reduced. This shall include, without limitation, a repricing of the SAR as well as an SAR exchange program whereby the Participant agrees to cancel an existing SAR in exchange for an Option, SAR or other Award

(c)           Payment of SAR Amount. Upon exercise of an SAR, a Participant shall be entitled to receive payment from the Company in an amount determined by multiplying:

(1)           the difference between the Fair Market Value of a Share on the date of exercise over the exercise price; times

(2)           the number of Shares with respect to which the SAR is exercised.

(d)           Payment Upon Exercise of SAR. At the discretion of the Administrator, payment for an SAR may be in cash, Shares or a combination thereof.

(e)           SAR Agreement. Each SAR grant shall be evidenced by an Award Agreement that shall specify the exercise price, the term of the SAR, the conditions of exercise, and such other terms and conditions as the Administrator, in its sole discretion, shall determine.

(f)            Expiration of SARs. An SAR granted under the Plan shall expire upon the date determined by the Administrator, in its sole discretion, and set forth in the Award Agreement.

(g)           Termination of Relationship as a Service Provider. If a Participant ceases to be a Service Provider, other than upon the Participant’s death or Disability termination, the Participant may exercise his or her SAR within such period of time as is specified in the SAR Agreement to the extent that the SAR is vested on the date of termination (but in no event later than the expiration of the term of such SAR as set forth in the SAR

Agreement). In the absence of a specified time in the SAR Agreement, the SAR shall remain exercisable for three (3) months following the Participant’s termination. If, on the date of termination, the Participant is not vested as to his or her entire SAR, the Shares covered by the unvested portion of the SAR shall revert to the Plan. If, after termination, the Participant does not exercise his or her SAR within the time specified by the Administrator, the SAR shall terminate, and the Shares covered by such SAR shall revert to the Plan.

(h)           Disability. If a Participant ceases to be a Service Provider as a result of the Participant’s Disability, the Participant may exercise his or her SAR within such period of time as is specified in the SAR Agreement to the extent the SAR is vested on the date of termination (but in no event later than the expiration of the term of such SAR as set forth in the SAR Agreement). In the absence of a specified time in the SAR Agreement, the SAR shall remain exercisable for six (6) months following the Participant’s termination. If, on the date of termination, the Participant is not vested as to his or her entire SAR, the Shares covered by the unvested portion of the SAR shall revert to the Plan. If, after termination, the Participant does not exercise his or her SAR within the time specified herein, the SAR shall terminate, and the Shares covered by such SAR shall revert to the Plan.

(i)            Death of Participant. If a Participant dies while a Service Provider, the SAR may be exercised following the Participant’s death within such period of time as is specified in the SAR Agreement (but in no event may the SAR be exercised later than the expiration of the term of such SAR as set forth in the SAR Agreement), by the personal representative of the Participant’s estate, provided such representative has been designated prior to Participant’s death in a form acceptable to the Administrator. If no such representative has been designated by the Participant, then such SAR may be exercised by the person(s) to whom the SAR is transferred pursuant to the Participant’s will or in accordance with the laws of descent and distribution. In the absence of a specified time in the SAR Agreement, the SAR shall remain exercisable for twelve (12) months following Participant’s death. If the SAR is not so exercised within the time specified herein, the SAR shall terminate, and the Shares covered by such SAR shall revert to the Plan.

10.           Restricted Stock.

(a)           Grant of Restricted Stock. Subject to the terms and conditions of the Plan, Restricted Stock may be granted to Participants at any time as shall be determined by the Administrator, in its sole discretion. The Administrator shall have complete discretion to determine (i) the number of Shares subject to a Restricted Stock award granted to any Participant (provided that during any Fiscal Year, no Participant shall be granted more than 300,000 Shares of Restricted Stock); provided, however, that such limit shall be 750,000 Shares in the Participant’s first Fiscal Year of Company service, and (ii) the conditions that must be satisfied, which typically will be based principally or solely on continued provision of services but may include a performance-based component, upon which is conditioned the grant or vesting of Restricted Stock.

(b)           Restricted Stock Units. Restricted Stock may be granted in the form of Restricted Stock or units to acquire Shares. Each such unit shall be the equivalent of one Share for purposes of determining the number of Shares subject to an Award. With respect to the units to acquire Shares, until the Shares are issued, no right to vote or receive dividends or any other rights as a stockholder shall exist.

(c)           Other Terms. The Administrator, subject to the provisions of the Plan, shall have complete discretion to determine the terms and conditions of Restricted Stock granted under the Plan. Restricted Stock grants shall be subject to the terms, conditions, and restrictions determined by the Administrator at the time the stock is awarded. The Administrator may require the recipient to sign a Restricted Stock Award agreement as a condition of the award. Any certificates representing the Shares of stock awarded shall bear such legends as shall be determined by the Administrator.

(d)           Restricted Stock Award Agreement. Each Restricted Stock grant shall be evidenced by an agreement that shall specify the purchase price (if any) and such other terms and conditions as the Administrator, in its sole discretion, shall determine; provided, however, that if the Restricted Stock grant has a purchase price, such purchase price must be paid no more than ten (10) years following the date of grant.

(e)           Section 162(m) Performance Restrictions. For purposes of qualifying grants of Restricted Stock as “performance-based compensation” under Section 162(m) of the Code, the Administrator, in its discretion, may set restrictions based upon the achievement of Performance Goals. The Performance Goals shall be set by the Administrator on or before the latest date permissible to enable the Restricted Stock to qualify as “performance-based compensation” under Section 162(m) of the Code. In granting Restricted Stock which is intended to qualify under Section 162(m) of the Code, the Administrator shall follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Restricted Stock under Section 162(m) of the Code (e.g., in determining the Performance Goals).

11.           Performance Shares.

(a)           Grant of Performance Shares. Subject to the terms and conditions of the Plan, Performance Shares may be granted to Participants at any time as shall be determined by the Administrator, in its sole discretion. The Administrator shall have complete discretion to determine (i) the number of Shares subject to a Performance Share award granted to any Participant (provided that during any Fiscal Year, no Participant shall be granted more than 300,000 units of Performance Shares); provided, however, that such limit shall be 750,000 Shares in the Participant’s first Fiscal Year of Company service, and (ii) the conditions that must be satisfied, which typically will be based principally or solely on achievement of performance milestones but may include a service-based component, upon which is conditioned the grant or vesting of Performance Shares. Performance Shares shall be granted in the form of units to acquire Shares. Each such unit shall be the equivalent of one Share for purposes of determining the number of Shares subject to an Award. Until the Shares are issued, no right to vote or receive dividends or any other rights as a stockholder shall exist with respect to the units to acquire Shares.

(b)           Other Terms. The Administrator, subject to the provisions of the Plan, shall have complete discretion to determine the terms and conditions of Performance Shares granted under the Plan. Performance Share grants shall be subject to the terms, conditions, and restrictions determined by the Administrator at the time the stock is awarded, which may include such performance-based milestones as are determined appropriate by the Administrator. The Administrator may require the recipient to sign a Performance Shares agreement as a condition of the award. Any certificates representing the Shares of stock awarded shall bear such legends as shall be determined by the Administrator.

(c)           Performance Share Award Agreement. Each Performance Share grant shall be evidenced by an agreement that shall specify such other terms and conditions as the Administrator, in its sole discretion, shall determine.

(d)           Section 162(m) Performance Restrictions. For purposes of qualifying grants of Performance Shares as “performance-based compensation” under Section 162(m) of the Code, the Administrator, in its discretion, may set restrictions based upon the achievement of Performance Goals. The Performance Goals shall be set by the Administrator on or before the latest date permissible to enable the Performance Shares to qualify as “performance-based compensation” under Section 162(m) of the Code. In granting Performance Shares which are intended to qualify under Section 162(m) of the Code, the Administrator shall follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Performance Shares under Section 162(m) of the Code (e.g., in determining the Performance Goals).

12.           Performance Units.

(a)           Grant of Performance Units. Performance Units are similar to Performance Shares, except that they shall be settled in a cash equivalent to the Fair Market Value of the underlying Shares, determined as of the vesting date. Subject to the terms and conditions of the Plan, Performance Units may be granted to Participants at any time and from time to time as shall be determined by the Administrator, in its sole discretion. The Administrator shall have complete discretion to determine the conditions that must be satisfied, which typically will be based principally or solely on achievement of performance milestones but may include a service-based component, upon which is conditioned the grant or vesting of Performance Units. Performance

Units shall be granted in the form of units to acquire Shares. Each such unit shall be the cash equivalent of one Share of Common Stock. No right to vote or receive dividends or any other rights as a stockholder shall exist with respect to Performance Units or the cash payable thereunder.

(b)           Number of Performance Units. The Administrator will have complete discretion in determining the number of Performance Units granted to any Participant, provided that during any Fiscal Year, no Participant shall receive Performance Units having an initial value greater than $1,500,000, provided, however, that such limit shall be $4,000,000 in the Participant’s first Fiscal Year of Company service.

(c)           Other Terms. The Administrator, subject to the provisions of the Plan, shall have complete discretion to determine the terms and conditions of Performance Units granted under the Plan. Performance Unit grants shall be subject to the terms, conditions, and restrictions determined by the Administrator at the time the stock is awarded, which may include such performance-based milestones as are determined appropriate by the Administrator. The Administrator may require the recipient to sign a Performance Unit agreement as a condition of the award. Any certificates representing the Shares awarded shall bear such legends as shall be determined by the Administrator.

(d)           Performance Unit Award Agreement. Each Performance Unit grant shall be evidenced by an agreement that shall specify such terms and conditions as the Administrator, in its sole discretion, shall determine.

(e)           Section 162(m) Performance Restrictions. For purposes of qualifying grants of Performance Units as “performance-based compensation” under Section 162(m) of the Code, the Administrator, in its discretion, may set restrictions based upon the achievement of Performance Goals. The Performance Goals shall be set by the Administrator on or before the latest date permissible to enable the Performance Units to qualify as “performance-based compensation” under Section 162(m) of the Code. In granting Performance Units which are intended to qualify under Section 162(m) of the Code, the Administrator shall follow any procedures determined by it from time to time to be necessary or appropriate to ensure qualification of the Performance Units under Section 162(m) of the Code (e.g., in determining the Performance Goals).

13.           Deferred Stock Units.

(a)           Description. Deferred Stock Units shall consist of a Restricted Stock, Performance Share or Performance Unit Award that the Administrator, in its sole discretion permits to be paid out in installments or on a deferred basis, in accordance with rules and procedures established by the Administrator. Deferred Stock Units shall remain subject to the claims of the Company’s general creditors until distributed to the Participant.

(b)           162(m) Limits. Deferred Stock Units shall be subject to the annual 162(m) limits applicable to the underlying Restricted Stock, Performance Share or Performance Unit Award.

14.           Death of Participant. In the event that a Participant dies while a Service Provider, then 100% of his or her Awards shall immediately vest.

15.           Leaves of Absence. Unless the Administrator provides otherwise or as otherwise required by Applicable Laws, vesting of Awards granted hereunder shall cease commencing on the first day of any unpaid leave of absence and shall only recommence upon return to active service.

16.           Misconduct. Should (i) the Participant’s service be terminated for misconduct (including, but not limited to, any act of dishonesty, willful misconduct, fraud or embezzlement), or (ii) the Participant makes any unauthorized use or disclosure of confidential information or trade secrets of the Company or any Parent or Subsidiary, then in any such event all outstanding Awards held by the Participant under the Plan shall terminate immediately and cease to be outstanding, including as to both vested and unvested Awards.

17.           Non-Employee Director Options.

(a)           Initial Grants. Each Non-Employee Director who first becomes a Non-Employee Director on or after the date upon which the Plan is approved by the Company’s stockholders (excluding any Non-Employee Director who previously served on the Board), shall be entitled to receive an automatic Option grant of 12,000 shares of Common Stock, as of the date that the individual first is appointed or elected as a Non-Employee Director.

(b)           Annual Grants. On the first business day of the month in which the Company’s annual stockholders meeting is scheduled, each Non-Employee Director who has served as a Non-Employee Director for at least three months on that date shall be automatically granted an Option grant of 6,000 shares of Common Stock, provided that such Non-Employee Director is a member of the Board on the grant date.

18.           Non-Transferability of Awards. Unless determined otherwise by the Administrator, an Award may not be sold, pledged, assigned, hypothecated, transferred, or disposed of in any manner other than by will or by the laws of descent or distribution and may be exercised, during the lifetime of the recipient, only by the recipient. If the Administrator makes an Award transferable, such Award shall contain such additional terms and conditions as the Administrator deems appropriate.

19.           Adjustments Upon Changes in Capitalization, Dissolution or Liquidation or Change of Control.

(a)           Changes in Capitalization. Subject to any required action by the stockholders of the Company, the number of shares of Common Stock covered by each outstanding Award, the number of shares of Common Stock which have been authorized for issuance under the Plan but as to which no Awards have yet been granted or which have been returned to the Plan upon cancellation or expiration of an Award, as well as the price per share of Common Stock covered by each such outstanding Award and the 162(m) fiscal year share issuance limits under Sections 6(c), 10(a) and 11(a) shall be proportionately adjusted for any increase or decrease in the number of issued shares of Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any other increase or decrease in the number of issued shares of Common Stock effected without receipt of consideration by the Company; provided, however, that any such change in capitalization shall not affect the number of shares awarded under the the automatic grants to Non-Employee Directors described in Sections 17(a) and (b), and provided that conversion of any convertible securities of the Company shall not be deemed to have been “effected without receipt of consideration.” Such adjustment shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issuance by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an Award.

(b)           Dissolution or Liquidation. In the event of the proposed dissolution or liquidation of the Company, the Administrator shall notify each Participant as soon as practicable prior to the effective date of such proposed transaction. The Administrator in its discretion may provide for a Participant to have the right to exercise his or her Option or SAR until ten (10) days prior to such transaction as to all of the Awarded Stock covered thereby, including Shares as to which the Award would not otherwise be exercisable. In addition, the Administrator may provide that any Company repurchase option or forfeiture rights applicable to any Award shall lapse 100%, and that any Award vesting shall accelerate 100%, provided the proposed dissolution or liquidation takes place at the time and in the manner contemplated. To the extent it has not been previously exercised (with respect to Options and SARs) or vested (with respect to other Awards), an Award will terminate immediately prior to the consummation of such proposed action.

(c)           Change of Control.

(1)           Stock Options and SARs. In the event of a Change of Control, each outstanding Option and SAR shall be assumed or an equivalent option or SAR substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the Option or SAR, the Participant shall fully vest in and have the right to exercise the Option or SAR as to all of the Awarded Stock, including Shares as to which it would not otherwise be vested or exercisable. If an Option or SAR becomes fully vested and exercisable in lieu of assumption or substitution in the event of a Change of Control, the Administrator shall notify the Participant in writing or electronically that the Option or SAR shall be fully vested and exercisable for a period of thirty (30) days from the date of such notice, and the Option or SAR shall terminate upon the expiration of such period. For the purposes of this paragraph, the Option or SAR shall be considered assumed if, following the Change of Control, the option or stock appreciation right confers the right to purchase or receive, for each Share of Awarded Stock subject to the Option or SAR immediately prior to the Change of Control, the consideration (whether stock, cash, or other securities or property) received in the Change of Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Change of Control is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received upon the exercise of the Option or SAR, for each Share of Awarded Stock subject to the Option or SAR, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the Change of Control.

(2)           Restricted Stock, Performance Shares, Performance Units and Deferred Stock Units. In the event of a Change of Control, each outstanding Restricted Stock, Performance Share, Performance Unit and Deferred Stock Unit award shall be assumed or an equivalent Restricted Stock, Performance Share, Performance Unit and Deferred Stock Unit award substituted by the successor corporation or a Parent or Subsidiary of the successor corporation. In the event that the successor corporation refuses to assume or substitute for the Restricted Stock, Performance Share, Performance Unit or Deferred Stock Unit award, the Participant shall fully vest in the Restricted Stock, Performance Share, Performance Unit or Deferred Stock Unit including as to Shares (or with respect to Performance Units, the cash equivalent thereof) which would not otherwise be vested. For the purposes of this paragraph, a Restricted Stock, Performance Share, Performance Unit and Deferred Stock Unit award shall be considered assumed if, following the Change of Control, the award confers the right to purchase or receive, for each Share (or with respect to Performance Units, the cash equivalent thereof) subject to the Award immediately prior to the Change of Control, the consideration (whether stock, cash, or other securities or property) received in the Change of Control by holders of Common Stock for each Share held on the effective date of the transaction (and if holders were offered a choice of consideration, the type of consideration chosen by the holders of a majority of the outstanding Shares); provided, however, that if such consideration received in the Change of Control is not solely common stock of the successor corporation or its Parent, the Administrator may, with the consent of the successor corporation, provide for the consideration to be received, for each Share and each unit/right to acquire a Share subject to the Award, to be solely common stock of the successor corporation or its Parent equal in fair market value to the per share consideration received by holders of Common Stock in the Change of Control.

20.           Date of Grant. The date of grant of an Award shall be, for all purposes, the date on which the Administrator makes the determination granting such Award, or such other later date as is determined by the Administrator. Notice of the determination shall be provided to each Participant within a reasonable time after the date of such grant.

21.           Amendment and Termination of the Plan.

(a)           Amendment and Termination. The Board may at any time amend, alter, suspend or terminate the Plan.

(b)           Stockholder Approval. The Company shall obtain stockholder approval of any Plan amendment to the extent necessary and desirable to comply with Section 422 of the Code (or any successor rule or statute or other applicable law, rule or regulation, including the requirements of any exchange or quotation system on which the Common Stock is listed or quoted). Such stockholder approval, if required, shall be obtained in such a manner and to such a degree as is required by the applicable law, rule or regulation.

(c)           Effect of Amendment or Termination. No amendment, alteration, suspension or termination of the Plan shall impair the rights of any Participant, unless mutually agreed otherwise between the Participant and the Administrator, which agreement must be in writing and signed by the Participant and the Company.

22.           Conditions Upon Issuance of Shares.

(a)           Legal Compliance. Shares shall not be issued pursuant to the exercise of an Award unless the exercise of the Award or the issuance and delivery of such Shares (or with respect to Performance Units, the cash equivalent thereof) shall comply with Applicable Laws and shall be further subject to the approval of counsel for the Company with respect to such compliance.

(b)           Investment Representations. As a condition to the exercise or receipt of an Award, the Company may require the person exercising or receiving such Award to represent and warrant at the time of any such exercise or receipt that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares if, in the opinion of counsel for the Company, such a representation is required.

23.           Liability of Company.

(a)           Inability to Obtain Authority. The inability of the Company to obtain authority from any regulatory body having jurisdiction, which authority is deemed by the Company’s counsel to be necessary to the lawful issuance and sale of any Shares hereunder, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority shall not have been obtained.

(b)           Grants Exceeding Allotted Shares. If the Awarded Stock covered by an Award exceeds, as of the date of grant, the number of Shares which may be issued under the Plan without additional stockholder approval, such Award shall be void with respect to such excess Awarded Stock, unless stockholder approval of an amendment sufficiently increasing the number of Shares subject to the Plan is timely obtained in accordance with Section 21(b) of the Plan.

24.           Reservation of Shares. The Company, during the term of this Plan, will at all times reserve and keep available such number of Shares as shall be sufficient to satisfy the requirements of the Plan.

APPENDIX B

MICROCHIP TECHNOLOGY INCORPORATED

EXECUTIVE MANAGEMENT INCENTIVE COMPENSATION PLAN

1.             Purposes of the Plan. The Plan is intended to increase shareholder value and the success of the Company by motivating key executives to: (1) perform to the best of their abilities, and (2) achieve the Company’s objectives. The Plan’s goals are to be achieved by providing such executives with incentive awards based on the achievement of goals relating to the performance of the Company or upon the achievement of objectively determinable individual performance goals. The Plan is intended to permit the payment of bonuses that may qualify as performance-based compensation under Code Section 162(m).

2.             Definitions.

(a)           “Award” means, with respect to each Participant, the award determined pursuant to Section 8(a) below for a Performance Period. Each Award is determined by a Payout Formula for a Performance Period, subject to the Committee’s authority under Section 8(a) to eliminate or reduce the Award otherwise payable.

(b)           “Base Salary” means as to any Performance Period, the Participant’s annualized salary rate on the last day of the Performance Period. Such Base Salary shall be before both (a) deductions for taxes or benefits, and (b) deferrals of compensation pursuant to Company-sponsored plans.

(c)           “Board” means the Board of Directors of the Company.

(d)           “Cash Position” means the Company’s level of cash and cash equivalents.

(e)           “Code” means the Internal Revenue Code of 1986, as amended.

(f)            “Committee” means the Compensation Committee of the Board, or a sub-committee of the Compensation Committee, which shall, with respect to payments hereunder intended to qualify as performance-based compensation under Code Section 162(m), consist solely of two or more members of the Board who are not employees of the Company and who otherwise qualify as “outside directors” within the meaning of Section 162(m).

(g)           “Company” means Microchip Technology Incorporated or any of its subsidiaries (as such term is defined in Code Section 424(f)).

(h)           “Determination Date” means the latest possible date that will not jeopardize a Target Award or Award’s qualification as Performance-Based Compensation.

(i)            “Earnings Per Share” means as to any Fiscal Quarter or Fiscal Year, the Company’s or a business unit’s Net Income, divided by a weighted average number of common shares outstanding and dilutive common equivalent shares deemed outstanding, determined in accordance with generally accepted accounting principles.

(j)            “Fiscal Quarter” means a fiscal quarter of the Company.

(k)           “Fiscal Year” means a fiscal year of the Company.

(l)            “Gross Margin” means the Company’s or a business unit’s net sales for the Fiscal Quarter or Fiscal Year less the Company’s or a business unit’s, as applicable, cost of goods sold for the Fiscal Quarter or Fiscal Year, determined in accordance with generally accepted accounting principles.

(m)          “Maximum Award” means as to any Participant for any Performance Period, $2.5 million.

(n)           “Net Income” means as to any Fiscal Quarter or Fiscal Year, the income after taxes of the Company for the Fiscal Quarter or Fiscal Year determined in accordance with generally accepted accounting principles.

(o)           “Operating Cash Flow” means the Company’s or a business unit’s sum of Net Income plus depreciation and amortization less capital expenditures plus changes in working capital comprised of accounts receivable, inventories, other current assets, trade accounts payable, accrued expenses, product warranty, advance payments from customers and long-term accrued expenses, determined in accordance with generally acceptable accounting principles.

(p)           “Operating Expenses” means the sum of the Company’s or a business unit’s research and development expenses and selling and general and administrative expenses during a Fiscal Quarter or Fiscal Year.

(q)           “Operating Profit” means the Company’s or a business unit’s income from operations determined in accordance with generally accepted accounting principles.

(r)            “Participant” means an executive officer of the Company participating in the Plan for a Performance Period.

(s)           “Payout Formula” means as to any Performance Period, the formula or payout matrix established by the Committee pursuant to Section 7 in order to determine the Awards (if any) to be paid to Participants. The formula or matrix may differ from Participant to Participant.

(t)            “Performance-Based Compensation” means compensation that is intended to qualify as “performance-based compensation” within the meaning of Section 162(m).

(u)           “Performance Goals” means the goal(s) (or combined goal(s)) determined by the Committee (in its discretion) to be applicable to a Participant with respect to an Award. As determined by the Committee, the Performance Goals applicable to an Award may provide for a targeted level or levels of achievement using one or more of the following measures: (a) Cash Position, (b) Earnings Per Share, (c) Gross Margin, (d) Net Income, (e) Operating Cash Flow, (f) Operating Expenses, (g) Operating Profit, (h) Return on Assets, (i) Return on Equity, (j) Return on Sales, (k) Revenue Growth, and (l) Total Stockholder Return. The Performance Goals may differ from Participant to Participant and from Award to Award. The Committee shall appropriately adjust any evaluation of performance under a Performance Goal to exclude (i) any extraordinary non-recurring items as described in Accounting Principles Board Opinion No. 30 and/or in management’s discussion and analysis of financial conditions and results of operations appearing in the Company’s quarterly and annual reporting with the Securities and Exchange Commission for the applicable year, or (ii) the effect of any changes in accounting principles affecting the Company’s or a business unit’s reported results.

(v)           “Performance Period” means any Fiscal Quarter or Fiscal Year, or such other longer period but not in excess of five Fiscal Years, as determined by the Committee in its sole discretion.

(w)          “Plan” means this Performance Bonus Plan.

(x)            “Plan Year” means the Company’s fiscal year.

(y)           “Return on Assets” means the percentage equal to the Company’s or a business unit’s Operating Income before incentive compensation, divided by average net Company or business unit, as applicable, assets, determined in accordance with generally accepted accounting principles.

(z)            “Return on Equity” means the percentage equal to the Company’s Net Income divided by average shareholder’s equity, determined in accordance with generally accepted accounting principles.

(aa)         “Return on Sales” means the percentage equal to the Company’s or a business unit’s Operating Income before incentive compensation, divided by the Company’s or the business unit’s, as applicable, revenue, determined in accordance with generally accepted accounting principles.

(bb)         “Revenue Growth” means the Company’s or a business unit’s net sales for the Fiscal Quarter or Fiscal Year, determined in accordance with generally accepted accounting principles, compared to the net sales of the immediately preceding quarter.

(cc)         “Section 162(m)” means Section 162(m) of the Code, or any successor to Section 162(m), as that Section may be interpreted from time to time by the Internal Revenue Service, whether by regulation, notice or otherwise.

(dd)         “Target Award” means the target award payable under the Plan to a Participant for the Performance Period, expressed as a percentage of his or her Base Salary or a specific dollar amount, as determined by the Committee in accordance with Section 6.

(ee)         “Total Stockholder Return” means the total return (change in share price plus reinvestment of any dividends) of a share of the Company’s common stock.

3.             Plan Administration.

(a)           The Committee shall be responsible for the general administration and interpretation of the Plan and for carrying out its provisions. Subject to the requirements for qualifying compensation as Performance-Based Compensation, the Committee may delegate specific administrative tasks to Company employees or others as appropriate for proper administration of the Plan. Subject to the limitations on Committee discretion imposed under Section 162(m), the Committee shall have such powers as may be necessary to discharge its duties hereunder, including, but not by way of limitation, the following powers and duties, but subject to the terms of the Plan:

i)              discretionary authority to construe and interpret the terms of the Plan, and to determine eligibility, Awards and the amount, manner and time of payment of any Awards hereunder;

ii)             to prescribe forms and procedures for purposes of Plan participation and distribution of Awards; and

iii)            to adopt rules, regulations and bylaws and to take such actions as it deems necessary or desirable for the proper administration of the Plan.

(b)           Any rule or decision by the Committee that is not inconsistent with the provisions of the Plan shall be conclusive and binding on all persons, and shall be given the maximum deference permitted by law.

4.             Eligibility. The employees eligible to participate in the Plan for a given Performance Period shall be executive officers of the Company who are designated by the Committee in its sole discretion. No person shall be automatically entitled to participate in the Plan.

5.             Performance Goal Determination. The Committee, in its sole discretion, shall establish the Performance Goals for each Participant for the Performance Period. Such Performance Goals shall be set forth in writing prior to the Determination Date.

6.             Target Award Determination. The Committee, in its sole discretion, shall establish a Target Award for each Participant. Each Participant’s Target Award shall be determined by the Committee in its sole discretion, and each Target Award shall be set forth in writing prior to the Determination Date.

7.             Determination of Payout Formula or Formulae. On or prior to the Determination Date, the Committee, in its sole discretion, shall establish a Payout Formula or Formulae for purposes of determining the Award (if any) payable to each Participant. Each Payout Formula shall (a) be set forth in writing prior to the Determination Date, (b) be based on a comparison of actual performance to the Performance Goals, (c) provide for the payment of a Participant’s Target Award if the Performance Goals for the Performance Period are achieved, and (d) provide for an Award greater than or less than the Participant’s Target Award, depending upon the extent to which actual performance exceeds or falls below the Performance Goals. Notwithstanding the preceding, in no event shall a Participant’s Award for any Performance Period exceed the Maximum Award.

8.             Determination of Awards; Award Payment.

(a)           Determination and Certification. After the end of each Performance Period, the Committee shall certify in writing (which may be by approval of the minutes in which the certification was made) the extent to which the Performance Goals applicable to each Participant for the Performance Period were achieved or exceeded. The Award for each Participant shall be determined by applying the Payout Formula to the level of actual performance that has been certified by the Committee. Notwithstanding any contrary provision of the Plan, the Committee, in its sole discretion, may eliminate or reduce the Award payable to any Participant below that which otherwise would be payable under the Payout Formula but shall not have the right to increase the Award above that which would otherwise be payable under the Payout Formula.

(b)           Right to Receive Payment. Each Award under the Plan shall be paid solely from the general assets of the Company. Nothing in this Plan shall be construed to create a trust or to establish or evidence any Participant’s claim of any right to payment of an Award other than as an unsecured general creditor with respect to any payment to which he or she may be entitled. A Participant needs to be employed by the Company through the payment date in order to be eligible to receive an Award payout hereunder.

(c)           Form of Distributions. The Company shall distribute all Awards to the Participant in cash.

(d)           Timing of Distributions. Subject to Section 8(e) below, the Company shall distribute amounts payable to Participants as soon as is practicable following the determination and written certification of the Award for a Performance Period.

(e)           Deferral. The Committee may defer payment of Awards, or any portion thereof, to Covered Employees as the Committee, in its discretion, determines to be necessary or desirable to preserve the deductibility of such amounts under Section 162(m). In addition, the Committee, in its sole discretion, may permit a Participant to defer receipt of the payment of cash that would otherwise be delivered to a Participant under the Plan. Any such deferral elections shall be subject to such rules and procedures as shall be determined by the Committee in its sole discretion.

9.             Term of Plan. Subject to its approval at the 2006 annual meeting of the Company’s stockholders, the Plan shall first apply to the Company’s Plan Year commencing in the Company’s first full Fiscal Quarter following approval by the shareholders at the August, 2006 annual meeting. Once approved by the Company’s shareholders, the Plan shall continue until terminated under Section 10 of the Plan.

10.             Amendment and Termination of the Plan. The Committee may amend, modify, suspend or terminate the Plan, in whole or in part, at any time, including the adoption of amendments deemed necessary or desirable to correct any defect or to supply omitted data or to reconcile any inconsistency in the Plan or in any Award granted hereunder; provided, however, that no amendment, alteration, suspension or discontinuation shall be made which would (i) impair any payments to Participants made prior to such amendment, modification, suspension or termination, unless the Committee has made a determination that such amendment or modification is in the best interests of all persons to whom Awards have theretofore been granted; provided further, however, that in no event may such an amendment or modification result in an increase in the amount of compensation payable pursuant to such Award or (ii) cause compensation that is, or may become, payable hereunder to fail to qualify as Performance-Based Compensation. To the extent necessary or advisable under applicable law, including Section 162(m), Plan amendments shall be subject to shareholder approval. At no time before the actual distribution of funds to Participants under the Plan shall any Participant accrue any vested interest or right whatsoever under the Plan except as otherwise stated in this Plan.

11.             Withholding. Distributions pursuant to this Plan shall be subject to all applicable federal and state tax and withholding requirements.

12.             At-Will Employment. No statement in this Plan should be construed to grant any employee an employment contract of fixed duration or any other contractual rights, nor should this Plan be interpreted as creating an implied or an expressed contract of employment or any other contractual rights between the Company and its employees. The employment relationship between the Company and its employees is terminable at-will. This means that an employee of the Company may terminate the employment relationship at any time and for any reason or no reason.

13.             Successors. All obligations of the Company under the Plan, with respect to awards granted hereunder, shall be binding on any successor to the Company, whether the existence of such successor is the result of a direct or indirect purchase, merger, consolidation, or otherwise, of all or substantially all of the business or assets of the Company.

14.             Indemnification. Each person who is or shall have been a member of the Committee, or of the Board, shall be indemnified and held harmless by the Company against and from (a) any loss, cost, liability, or expense that may be imposed upon or reasonably incurred by him or her in connection with or resulting from any claim, action, suit, or proceeding to which he or she may be a party or in which he or she may be involved by reason of any action taken or failure to act under the Plan or any award, and (b) from any and all amounts paid by him or her in settlement thereof, with the Company’s approval, or paid by him or her in satisfaction of any judgment in any such claim, action, suit, or proceeding against him or her, provided he or she shall give the Company an opportunity, at its own expense, to handle and defend the same before he or she undertakes to handle and defend it on his or her own behalf. The foregoing right of indemnification shall not be exclusive of any other rights of indemnification to which such persons may be entitled under the Company’s Certificate of Incorporation or Bylaws, by contract, as a matter of law, or otherwise, or under any power that the Company may have to indemnify them or hold them harmless.

15.             Nonassignment. The rights of a Participant under this Plan shall not be assignable or transferable by the Participant except by will or the laws of intestacy.

16.             Governing Law. The Plan shall be governed by the laws of the State of Arizona, without regard to conflicts of law provisions thereunder.

PROXY	PROXY

Microchip Technology Incorporated 2355 West Chandler Boulevard Chandler, Arizona 85224-6199	This Proxy is solicited on behalf of the Board of Directors 2006 ANNUAL MEETING OF STOCKHOLDERS

I (whether one or more of us) appoint Steve Sanghi and Gordon W. Parnell, and each of them, each with full power of substitution, to be my Proxies. The Proxies may vote on my behalf, in accordance with my instructions, all of my shares entitled to vote at the 2006 Annual Meeting of Stockholders of Microchip Technology Incorporated and any adjournment(s) of that meeting. The meeting is scheduled for August 18, 2006, at 9:00 a.m., Mountain Standard Time, at the company’s Chandler, Arizona facility at 2355 West Chandler Boulevard, Chandler, Arizona. The Proxies may vote on my behalf as if I were personally present at the meeting.

This Proxy will be voted as directed or, if no contrary direction is indicated, will be voted for the Election of Directors; for the amendment to our 2004 Equity Incentive Plan that will remove the 30% limitation on the number of shares that can be granted as restricted stock units so that we can continue granting restricted stock units instead of stock options as our primary equity compensation incentive; for the approval of an Executive Management Incentive Compensation Plan to replace our existing plan as it applies to executive officers in order to enhance our ability to obtain tax deductions for “performance-based compensation” under 162(m) of the Internal Revenue Code of 1986, as amended; for the ratification of Ernst & Young LLP as Microchip’s independent registered public accounting firm for the fiscal year ending March 31, 2007; and as my Proxies deem advisable on such other matters as may properly come before the meeting or any adjournment(s) thereof. The proposals described in the accompanying proxy statement have been proposed by the Board of Directors.

IF VOTING BY MAIL, PLEASE COMPLETE, DATE AND SIGN ON REVERSE SIDE AND RETURN THIS PROXY CARD PROMPTLY USING THE ENCLOSED ENVELOPE.

Dear Stockholder,

Microchip offers our stockholders the opportunity to access future proxy statements, annual reports and other stockholder communications electronically through the Internet instead of receiving paper copies in the mail. This reduces our costs because we can reduce the number of such materials we must print and mail. Please note that there may be costs associated with electronic access, such as usage charges from Internet service providers and telephone companies, which must be borne by the stockholder. To choose this option, please check the appropriate box on your proxy card and return it by mail.

We also request that you notify us if you are receiving multiple copies of our proxy statement and annual report. If you do so, we can reduce the number of these materials we must print and mail. To choose this option, please check the appropriate box on your proxy card and return it by mail.

YOUR VOTE IS IMPORTANT!

Thank you in advance for participating in our 2006 Annual Meeting.

The Board of Directors Recommends a Vote FOR Items 1, 2, 3 and 4.

1. Election of Directors:	01 Steve Sanghi 02 Albert J. Hugo-Martinez 03 L.B. Day 04 Matthew W. Chapman 05 Wade F. Meyercord	☐ Vote FOR all nominees	☐ Vote WITHHELD from all nominees

(Instructions: To withhold authority to vote for any indicated nominee, write the number(s) of the nominee(s) in the box provided to the right.)

2.

Proposal to approve an amendment to our 2004 Equity Incentive Plan that will remove the 30% limitation on the number of shares that can be granted as restricted stock units so that we can continue granting restricted stock units instead of stock options as our primary equity compensation incentive.

		☐ For	☐ Against	☐ Abstain

3.

Proposal to approve an Executive Management Incentive Compensation Plan to replace our existing plan as it applies to executive officers in order to enhance our ability to obtain tax deductions for “performance-based compensation” under 162(m) of the Internal Revenue Code of 1986, as amended.

		☐ For	☐ Against	☐ Abstain

4.	Proposal to ratify the appointment of Ernst & Young LLP as the independent registered public accounting firm of Microchip for the fiscal year ending March 31, 2007.	☐ For	☐ Against	☐ Abstain

☐

Yes, I have access to the world wide web and by checking this box I elect to obtain all future proxy statements, annual reports and other stockholder communications by accessing the electronic form made available on the Internet instead of having paper copies delivered to me by mail.

☐	Multiple stockholder publications. Please check here to stop mailing of stockholder publications for this account, since multiple copies come to this address.

Date

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Signature(s) in Box

(Please sign exactly as your name(s) appears on the proxy card. If held in joint tenancy, all persons should sign. Trustees, administrators, etc., should include title and authority. Corporations should provide full name of corporation and title of authorized officer signing the proxy.)